UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Thursday, November 9, 2023 at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, see “How can I attend the Annual Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2023 Annual Meeting of Stockholders.
We are holding the Annual Meeting for the following purposes:
1.	To elect three Class II directors named in the proxy statement to hold office until our 2026 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;
2.	To approve an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024; and
6.
To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement. The Annual Meeting this year will be a virtual-only meeting of stockholders to provide convenience to our stockholders and enable increased stockholder participation. Stockholders will be able to attend and participate in the Annual Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2023 and entering their control number.
The Annual Meeting will begin promptly at 9:00 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 14, 2023, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary at our principal executive offices located at 1240 Deming Way, Madison, WI 53717. The stockholder list will also be available online at the virtual meeting website during the Annual Meeting to those that attend the meeting.
It is important that you use this opportunity to vote on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “Annual Report”), you are urged to cast your vote as promptly as possible. If you are accessing the Proxy Statement and Annual Report using notice and access, you will have received a Notice of Internet Availability of Proxy Materials, which was mailed on or about the date of this Notice, and should vote by telephone or over the Internet. If you have received your proxy materials by mail, please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting. For more information, see “Why did I receive a Notice of Internet Availability of Proxy Materials?” in the Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote at the Annual Meeting.
By order of the Board of Directors,

/s/ SUZANNE WINTER
Suzanne Winter
President and Chief Executive Officer

Madison, Wisconsin
September 29, 2023

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	8
Classes of our Board	8
Director Nominees—Class II Directors	8
Continuing Directors—Class I and Class III Directors	10
Board of Directors’ Recommendation	12
PROPOSAL TWO—TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN	13
Summary of the Amended 2016 Plan	14
Summary of U.S. Federal Income Tax Consequences	20
Plan Benefits	22
Existing Plan Benefits to Employees and Directors	22
Board of Directors’ Recommendation	23
PROPOSAL THREE—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY VOTE”)	24
Summary of Fiscal 2023 Executive Compensation Program	24
Board of Directors’ Recommendation	25
PROPOSAL FOUR—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-WHEN-ON PAY VOTE”)	26
Board of Directors’ Recommendation	26
PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Audit and Non Audit Services	27
Audit Committee Pre Approval Policies and Procedures	27
Board of Directors’ Recommendation	28
AUDIT COMMITTEE REPORT	29
COMPENSATION DISCUSSION AND ANALYSIS	30
COMPENSATION COMMITTEE REPORT	49
EXECUTIVE COMPENSATION	50
Fiscal 2023 Summary Compensation Table	50
Grants of Plan Based Awards for Fiscal 2023 Table	51
Outstanding Equity Awards at Fiscal 2023 Year End Table	52
Option Exercises and Stock Vested During Fiscal 2023 Table	54
Potential Payments and Benefits Upon Termination or Change in Control	54
CEO Pay Ratio	60
Pay Versus Performance	61
COMPENSATION OF NON-EMPLOYEE DIRECTORS	64
Director Compensation Table for Fiscal 2023	64
Cash Compensation	65
Equity Compensation	65
EQUITY COMPENSATION PLAN INFORMATION	66
SECURITY OWNERSHIP	67
Security Ownership of Certain Beneficial Owners and Management	67
Delinquent Section 16(a) Reports	69
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	70
EXECUTIVE OFFICERS	78
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	80
WHERE YOU CAN FIND ADDITIONAL INFORMATION	81
OTHER MATTERS	83
Appendix A – Amended and Restated 2016 Equity Incentive Plan	A-1
i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2023

This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on September 14, 2023 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2023 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held virtually via live audio webcast on Thursday, November 9, 2023, at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Annual Meeting—How can I attend the Annual Meeting virtually?” This Proxy Statement and the proxy card are first being made available to our stockholders on or about September 29, 2023. Our Company’s fiscal year ended on June 30, 2023.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING
Why did I receive a Notice of Internet Availability of Proxy Materials?
We are pleased to again be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet instead of mailing printed copies of those materials to each stockholder. On September 29, 2023, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”), online. The Notice of Internet Availability of Proxy Materials also instructs you as to how to vote over the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials by mail or your proxy materials by email and have not previously elected to do so, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to submit your request. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why am I receiving these proxy materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?
On the Record Date, 96,590,033 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What items of business will be voted on at the Annual Meeting?	The items of business to be voted on at the Annual Meeting are as follows:
1.
The election of three Class II directors named in the Proxy Statement to hold office until our 2026 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

	2.	The approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan;
	3.	An advisory vote to approve the compensation of our named executive officers;
	4.	An advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
	5.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

What happens if additional matters are presented at the Annual Meeting?
The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending the Annual Meeting, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote at the Annual Meeting or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by following the procedures set forth in the Notice of Internet Availability of Proxy Materials for voting over the Internet or by telephone, or if you have received printed proxy materials, by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Annual Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. Please follow the voting instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting virtually?
We will be hosting the Annual Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2023. Attending the Annual Meeting via this webcast is the same as attending in person under applicable law.

The Annual Meeting live audio webcast will start at 9:00 a.m. Pacific Time on Thursday, November 9, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice of Internet Availability of Proxy Materials or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other organization if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2023.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 8:45 a.m. Pacific Time on November 9, 2023, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins.

Can I submit questions in advance or during the Annual Meeting?	Stockholders may also submit questions in advance of the annual meeting by emailing your question, along with proof of ownership, to investor.relations@accuray.com.
Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit.

To allow us to answer questions from as many stockholders as possible, we request that each stockholder limit themselves to a total of no more than two questions or comments and provide their name, affiliation and contact details when submitting a question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to meeting matters, including those that we do not have time to answer during the meeting, will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by internet or telephone), which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting at the Annual Meeting. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of three Class II directors; the amendment to our 2016 Equity Incentive Plan; the advisory vote to approve the compensation of our named executive officers; the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?
If our Annual Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one copy of the Notice of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “—Stockholder Proposals” and “—Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS
Classes of Our Board
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for a staggered three-year term. Our Board currently consists of eight directors: three Class I directors, three Class II directors and two Class III directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Proxies cannot be voted for more than three persons.
The following information is provided for each of the nominees and continuing directors: name, class in which each director or nominee serves, age as of August 31, 2023, and length of service on our Board.
Name	Term Expires	Age	Director Since
Class I Directors
Anne B. Le Grand	2025	72	2020
Robert C. Kill	2025	59	2023
Joseph E. Whitters	2025	65	2018
Class II Directors/Nominees
Beverly A. Huss	2023	63	2018
Mika Nishimura	2023	60	2021
Byron C. Scott	2023	60	2021
Class III Directors
James M. Hindman	2024	62	2019
Suzanne Winter	2024	60	2022
Listed below are the biographies of each director nominee and continuing director and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend, and our Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.
Director Nominees—Class II Directors
Our Board has nominated Mses. Huss and Nishimura and Dr. Scott for election as Class II directors to serve until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment. Each nominee is an incumbent director currently serving on the Board. Ms. Nishimura and Dr. Scott are standing for election by the stockholders for the first time at the Annual Meeting. All nominees were recommended for approval by our Nominating and Corporate Governance Committee. Ms. Huss and Dr. Scott were originally recommended to the Nominating and Corporate Governance Committee by an executive recruiting firm and Ms. Nishimura was originally recommended by one of our executive officers at the time.
Beverly A. Huss has served as a member of our Board since January 2018. From January 2021 to July 2022, Ms. Huss served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions. From September 2013 until December 2020, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a private company focused on temperature management therapies. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at start-up medical device company Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, a public company that designs and manufactures cardiovascular products, including, most recently President, Endovascular Solutions, Vice President, Global Marketing, Vascular Intervention and Vice President of the Stent Business Unit. Ms. Huss has served on the board of directors of

Vicarious Surgical Inc., a medical robotics company, since October 2022; Iridex Corporation, a public medical device company, since March 2022; and Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments, since June 2021. She also serves on the audit committee of Iridex Corporation and Vicarious Surgical Inc. Her prior private company board experience includes Pagonia, Madorra Inc., Coala Life, Inc., Artes Medical, Inc., Wright Medical Group, Inc., and Dade Behring Holdings, Inc. Ms. Huss holds a M.S. in technology management from Pepperdine University and a B.S. in metallurgical engineering from the University of Illinois.
As a former Chief Executive Officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards with two decades of board experience, Ms. Huss brings to our Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.
Mika Nishimura has served as a member of our Board since August 2021. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners, a life-science focused venture fund. From 2015 to 2020, Ms. Nishimura served as Vice President of Commercialization at nVision Medical Corporation, an early clinical-stage medical device company acquired by Boston Scientific. Previously, she served as Vice President, Commercial Development at Auxogyn, Inc., a medical technology company, acquired by Progyny, Inc. Earlier in her career, Ms. Nishimura served as Vice President of International Sales Operations and Marketing at ev3 Inc., a provider for specialists treating a wide range of vascular diseases and disorders, where she held P&L responsibilities for the emerging markets. She has also served as a board member of SI-BONE, Inc., a public medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, since March 2021; a board member of HOYA Corp, a publicly listed Japanese company manufacturing optical products, since June 2022; and as a board advisor to Tristel, plc, a UK public medical technology company, since January 2021. Ms. Nishimura holds an MBA from Harvard Graduate School of Business Administration and a B.A. in Economics from Yale University.
As a leader who has worked with and for various medical device companies, Ms. Nishimura brings to the board extensive leadership experience in the medical device industry, including experience with commercialization.
Byron C. Scott has served as a member of our Board since February 2021. Dr. Scott has served as Adjunct Faculty at the University of Massachusetts, Amherst, Isenberg School of Management since 2016, Adjunct Faculty at Jefferson University, College of Population Health since December 2019 where he teaches healthcare quality, patient safety, and performance improvement, and Adjunct, Associate Professor at New York University Stern School of Business since January 2023. Dr. Scott served as Deputy Chief Health Officer at IBM Watson Health from March 2017 to June 2020, where he served as a consultant helping healthcare organizations align strategies and improve performance, along with supporting sales, marketing, and thought leadership. Dr. Scott served at Truven Health Analytics., an IBM Watson Health company that provides healthcare analytics, from January 2014 to February 2017, most recently as Associate Chief Medical Officer from 2015 to 2017, prior to its acquisition by International Business Machines Corporation (“IBM”) in 2016. Dr. Scott previously served at EmCare Holdings Inc., a private hospital-based physician practice management company that was part of Envision Healthcare, from 1995 to 2013, where he held positions of increasing responsibility, including most recently as Executive Vice President of the West Division from 2011 to 2013. Dr. Scott is board certified in emergency medicine and previously practiced medicine for over 25 years. He currently serves as a member of the Board of Directors of Providence Health Plan, a privately held health insurance provider, and Direct Relief, a nonprofit humanitarian organization, including Direct Relief Mexico and Direct Relief South Africa. In addition, Dr. Scott also currently serves as Board Trustee, Vice-Chair, Audit and Corporate Responsibility Committee, and member of the Quality, Patient Safety, and Medical Affairs Committee of the Board of Directors at Rady Children’s Hospital & Health Center. Dr. Scott holds a B.S. in Psychobiology from the University of California, Los Angeles, a M.D. from the University of California, San Diego, and a M.B.A. from the University of Massachusetts, Amherst, Isenberg School of Management. He is Directorship Certified by the National Association for Corporate Directors (“NACD”) and holds a CERT Cybersecurity Oversight Certification issued by Carnegie Mellon University and NACD. He is also board certified in healthcare quality management.
As a former executive in the healthcare industry and practicing physician, Dr. Scott brings to our Board extensive experience in management, operations and strategy in the healthcare industry, perspective and experience as a physician, and clinical and academic background in healthcare.

Continuing Directors—Class I and Class III Directors
Anne B. Le Grand has served as a member of our Board since July 2020. Ms. Le Grand served as a consultant to IBM Watson Health, a machine intelligence company that is a division of IBM, a publicly traded information technology company, from January 2021 to January 2023. Prior to that, Ms. Le Grand also served as Vice President and General Manager of Imaging, Life Sciences, Oncology and Genomics at IBM Watson Health from July 2019 to December 2020 and VP and General Manager of Imaging at IBM Watson Health from April 2016 to July 2019. Prior to her roles at IBM Watson Health, Ms. Le Grand served as Senior Vice President of Healthcare and General Manager of Therapeutics from January 2015 to April 2016 and Senior Vice President of Healthcare Business Transformation from January 2014 to January 2015 at Koninkliike Philips N.V., a health technology company. Ms. Le Grand previously served in various senior leadership positions at GE HealthCare Technologies Inc. and Eastman Kodak Company and began her career at 3M Company in the Medical Imaging Division. Ms. Le Grand has served as a member of the board of directors of Medimaps Group, SA, a private medical analytics software company, since May 2022. Ms. Le Grand holds a B.S. in Chemistry from Queens University of Charlotte.
As a former executive with more than 25 years of experience running global healthcare businesses, Ms. Le Grand brings to our Board extensive experience in the medical device industry, including operations, management and business development, as well as financial acumen.
Robert C. Kill has served as a member of our Board since January 2023. From 2016 to 2022, Mr. Kill served as a board member of Ascension Ventures, a venture capital fund. From 2017 to 2022, Mr. Kill also served as Chief Executive Officer of Parata Systems, LLC (“Parata Systems”), a pharmacy automation technology provider serving hospital, retail, long term care, mail order and government pharmacies. Prior to joining Parata Systems, Mr. Kill was an operating partner of two private equity funds, Frazier Healthcare Partners from 2016 to 2017 and Altamont Capital Partners from 2012 to 2016. Mr. Kill has also served in varying capacities at Cogentix Medical, Inc. (formerly Uroplasty, Inc.), a publicly traded medical device company that manufactured and marketed neuromodulation and endoscopy technologies, from 2010 to 2016, including most recently as its Chairman & Chief Executive Officer. Mr. Kill’s earlier experience includes executive leadership positions with healthcare service and healthcare IT companies. He began his career at Baxter Healthcare and holds a B.A. in Economics from the University of Notre Dame.
As a healthcare technology executive and former Chief Executive Officer, Mr. Kill brings to our Board extensive experience in the healthcare technology and medical device industry, including in the areas of executive leadership, operations and strategy.
Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare Partners, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp, a publicly traded health care management company, from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Mr. Whitters has served as a member of the board of directors of Spark Networks SE, an operator of premium online dating sites and mobile applications, since July 2021. Mr. Whitters has also served on the boards of directors and audit committees of various public companies, including InfuSystem Holdings, Inc., a provider of infusion pumps and related products and services, from April 2012 through May 2019; Analogic Corporation, a healthcare and security technology solutions company, from October 2017 through June 2018; PRGX Global, Inc., a provider of recovery audit and spend analytics services, from February 2013 to March 2021; Cutera, Inc., a global aesthetics device company, from February 2019 through June 2023; and Air Methods Corp., an air medical transportation and air tourism company, from March 2016 through April 2017. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.
As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.
James M. Hindman has served as a member of our Board since September 2019. Mr. Hindman served in various positions at Allergan, Inc. (“Allergan”), a multi-specialty healthcare company that was acquired by

Actavis PLC in 2015, from 1984 to March 2015, where he held positions of increasing responsibility, including most recently as the Executive Vice President, Finance and Business Development, and Chief Financial Officer from August 2014 to March 2015. Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan from March 2002 to August 2014, and, from 1984 to 2002, Mr. Hindman served a variety of other finance positions at Allergan, including Senior Vice President, Finance and Controller; Vice President, Finance; Vice President, Financial Planning and Analysis; and Assistant Corporate Controller. Mr. Hindman currently serves on the board of directors of Aatru Medical, LLC, a private medical device company, Urovant Sciences, Inc., a private biopharmaceutical company, and Amolyt Pharma SAS, a private company specializing in developing therapeutic peptides for endocrine and metabolic disease. In the past five years, Mr. Hindman served on the board of directors of Millendo Therapeutics, Inc., a public biotechnology company, from June 2016 to June 2021, and Sienna Biopharmaceuticals, Inc., a public clinical-stage medical dermatology and aesthetics company, from August 2018 to December 2019. He has also provided financial consulting services to Cidara Therapeutics, Inc., a public biotechnology company, since July 2015, and to RANI Therapeutics Holdings, Inc., a privately held biotechnology company, from December 2017 to December 2018. Mr. Hindman holds a B.S. in Accounting from Loyola Marymount University and a M.B.A. from Pepperdine University. He is a certified public accountant in the state of California (inactive).
As a former Chief Financial Officer of a publicly traded global healthcare company with significant financial experience in the medical device industry, Mr. Hindman brings to our Board extensive experience in business development, strategy, financial planning and reporting, accounting, and public company governance.
Suzanne Winter has served as our President and Chief Executive Officer since July 2022, as our President since July 2021 and as our Senior Vice President, Chief Commercial Officer from October 2019 to June 2021. Ms. Winter has also served as a member of our Board since April 2022. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a public medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare, a subsidiary of General Electric Company providing medical technology and pharmaceutical diagnostics, from March 2011 to June 2015. Prior to that, Ms. Winter had served various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.
Ms. Winter brings to our Board industry experience with global medical device and healthcare companies. Ms. Winter’s qualifications to serve on our Board include the perspective she brings as our Chief Executive Officer, and, among other skills and qualifications, her strategic management, sales and marketing and business development skills, commercial leadership experience and executive vision.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Skills and Experience Matrix
Our directors’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board. For more information on the factors we consider when assessing these skills and strengths, please see Corporate Governance and Board of Directors Matters—Skills and Strengths.
Name	Healthcare Industry	Science & Technology	Global	Capital Equipment	Senior Leadership / CEO	Finance & Accounting
James M. Hindman	•	•	•		•	•
Beverly A. Huss	•	•	•	•	•	•
Robert C. Kill	•	•		•	•	•
Anne B. Le Grand	•	•	•	•	•	•
Mika Nishimura	•	•	•		•
Byron C. Scott	•	•	•		•
Joseph E. Whitters	•	•	•	•	•	•
Suzanne Winter	•	•	•	•	•
How Votes Are Counted
To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain by voting “ABSTAIN”. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES FOR CLASS II DIRECTORS LISTED ABOVE.

PROPOSAL TWO
APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN
We are asking our stockholders to approve an amended and restated version of the current Accuray Incorporated 2016 Equity Incentive Plan (the “2016 Plan”) to increase the shares of common stock reserved for issuance thereunder. The 2016 Plan was initially adopted in 2016 and was subsequently amended in 2018, 2020 and 2022. Subject to our stockholders’ approval at the Annual Meeting, our Board adopted an amended and restated version of the 2016 Plan (the “Amended 2016 Plan”) based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). If approved by our stockholders, the Amended 2016 Plan will replace the current version of the 2016 Plan.
The Amended 2016 Plan would increase the shares of our common stock reserved for issuance thereunder by 5,000,000 shares. As a result, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 27,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “2007 Plan”), as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101.
As further described below, the 2016 Plan provides for grants of equity awards to executives and employees of Accuray as well as non-employee directors and consultants. The purpose of the 2016 Plan is to provide equity incentives to executives, employees, non-employee directors and consultants in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. We believe that increasing the number of shares issuable under the 2016 Plan is necessary in order to allow Accuray to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and non-employee Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of Accuray depend. The availability of an adequate number of shares available for issuance under the 2016 Plan is an important factor in fulfilling these purposes.
We expect the number of shares of our common stock to be reserved for issuance under the Amended 2016 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for the next year. The following factors were considered by the Compensation Committee and the Board when determining the number of additional shares of our common stock to reserve for issuance under the Amended 2016 Plan:
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Historical Grant Practices. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2021, 2022 and 2023, we granted equity awards covering 4,587,284 shares, 6,841,392 shares, and 6,279,358 shares of our common stock, respectively, for a total of approximately 17,708,034 shares over that three-year period.

•
Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the Amended 2016 Plan: (i) the shares of our common stock available for issuance in the form of new grants under the 2016 Plan and (ii) forecasted future grants, determined based on our stock price and the competitive dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•
Number of Shares Remaining under Stock Incentive Plans. As of June 30, 2023, we had outstanding awards granted under the following two stock incentive plans: the 2016 Plan and the 2007 Plan. As of June 30, 2023, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 2,478,214 shares plus any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan and 2007 Plan that are added or returned to the 2016 Plan under the 2016 Plan’s terms and there were no shares of our common stock that remained available for new awards under our 2007 Plan. For additional information on the number of shares subject to outstanding equity awards under our existing stock incentive plans as of June 30, 2023, see the tables under the headings entitled “Determining Fair Value of Stock Options” and “Restricted Stock, Performance Stock and Market Stock Units” set forth under Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the Securities and Exchange Commission on September 7, 2023. There have been no material changes to such numbers as of August 31, 2023.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.
If stockholders do not approve the Amended 2016 Plan, the 2016 Plan will remain in place as currently in effect, but we may not have enough shares available under the 2016 Plan to continue granting the equity awards needed to successfully retain and attract the services of key individuals essential to our long-term growth and financial success.
Summary of the Amended 2016 Plan
The following paragraphs provide a summary of the main features of the Amended 2016 Plan and its operation. However, this summary does not provide a complete description of all of the Amended 2016 Plan’s provisions and is qualified in its entirety by the specific language of the Amended 2016 Plan. A copy of the Amended 2016 Plan is provided as Appendix A to this Proxy Statement.
Purposes of the Amended 2016 Plan
The purposes of the Amended 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.
Shares Available for Issuance
Subject to the adjustment provisions contained in the Amended 2016 Plan, our stockholders are being asked to approve an increase in the number of shares of our common stock available for issuance under the Amended 2016 Plan by 5,000,000. If approved, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 27,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2007 Plan as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. The shares of our common stock may be authorized, but unissued or reacquired common stock.
If any award granted under the Amended 2016 Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the Amended 2016 Plan. With respect to the exercise of stock appreciation rights, the gross shares of our common stock issued pursuant to a stock appreciation right will cease to be available under the Amended 2016 Plan. Shares of our common stock used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the Amended 2016 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the Amended 2016 Plan.

For purposes of determining the number of shares of our common stock that remain available for issuance under the Amended 2016 Plan and the number of shares of our common stock returned to the Amended 2016 Plan’s share reserve, each share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the shares following the grant date will count as (i) for any such award granted before November 10, 2022, 1.71 shares or (ii) for any such award granted on or after November 10, 2022, 1.38 shares.
Limitations
The Amended 2016 Plan contains annual grant limits that were originally intended to satisfy the “performance-based compensation” provisions of Section 162(m). The “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain the following limits to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, the number of shares of our common stock covered by and the initial value of awards that can be issued to any particular employee or consultant under the Amended 2016 Plan in any fiscal year are limited to the amounts set forth below:
Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 4,000,000 shares of our common stock
Stock Appreciation Rights	Maximum of 4,000,000 shares of our common stock
Restricted Stock	Maximum of 2,000,000 shares of our common stock
Restricted Stock Units	Maximum of 2,000,000 shares of our common stock
Performance Shares	Maximum of 2,000,000 shares of our common stock
Performance Units	Maximum initial value of $10,000,000
Awards granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control (as defined in the Amended 2016 Plan). However, an award may be granted without regard to this minimum vesting limitation as long as the shares subject to such award would not represent more than 5% of the shares reserved for issuance under the Amended 2016 Plan.
Dividends or other distributions payable with respect to shares subject to awards granted under the Amended 2016 Plan will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the administrator from exercising its powers and authority under the adjustment, liquidation and merger and change in control provisions of the Amended 2016 Plan.
The Amended 2016 Plan also provides that in any fiscal year, a non-employee board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $500,000. Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.
Administration
The Board has delegated administration of the Amended 2016 Plan to the Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Amended 2016 Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2016 Plan. For purposes of this summary of the Amended 2016 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the Amended 2016 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exception under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Amended 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the Amended 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the Amended 2016 Plan), including to accelerate vesting or waive forfeiture restrictions; and to interpret the provisions of the Amended 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Amended 2016 Plan. The administrator will issue all awards pursuant to the terms and conditions of the Amended 2016 Plan.
The administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entity selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.
Eligibility
All types of awards may be granted to our non-employee directors and to employees and consultants of any parent, subsidiary, or affiliate corporation of ours. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of August 31, 2023, we had approximately 1,032 employees (including one employee director), seven non-employee directors, and 130 consultants.
Stock Options
An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time. Each option granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended 2016 Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Stock Market.
Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the Amended 2016 Plan. In no event will the option be exercisable after the end of the option’s term.
The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).
The Amended 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares of our common stock to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
The term of a stock appreciation right may not be more than ten years. The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares of our common stock that vest in accordance with the terms and conditions established by the administrator in its sole discretion, subject to the minimum vesting limitation described above. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.
Unless the administrator provides otherwise, and subject to the general rules in the Amended 2016 Plan related to dividends or other distributions (described above), participants holding shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
A restricted stock unit represents a right to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.
The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.
After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of both.
Performance Units and Performance Shares
Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.
Each award of performance units or performance shares granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.
After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.
The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares of our common stock (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.
A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.
Performance Goals
The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the Amended 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria that were originally intended to qualify for the “performance-based compensation” exception under Section 162(m). As noted earlier in this proposal, the “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain provisions relating to Section 162(m) that no longer apply to future equity awards so as to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, provisions in the Amended 2016 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in the plan, but no longer have any practical effect.
To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) for any grandfathered awards, following the completion of each performance period applicable to such awards, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Transferability of Awards
Awards generally are not transferable other than by will or by the laws of descent or distribution. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.
Adjustments
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our common stock, the Amended 2016 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2016 Plan, will adjust the number and class of shares that may be delivered under the Amended 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.
Dissolution or Liquidation
In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.
Change in Control
The Amended 2016 Plan provides that, in the event of a merger or Change in Control, each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.
If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to our non-employee directors that are assumed or substituted for in a merger or Change in Control, upon the termination of a non-employee director’s service as a director of ours or the successor corporation (other than a voluntary resignation that is not made at the acquirer’s request), then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction) and all other terms and conditions will be deemed met.
Forfeiture Events
Each award under the Amended 2016 Plan will be subject to our compensation recovery (“clawback”) policy, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events.
The Amended 2016 Plan includes a recoupment policy, which provides that in the absence of a clawback policy, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law.

The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy, the recoupment policy described above, or applicable laws.
Termination or Amendment
The Amended 2016 Plan will automatically terminate ten years from the date that the 2016 Equity Incentive Plan was originally adopted by the Board, unless terminated at an earlier time by the Board. The administrator may amend, alter, suspend, or terminate the Amended 2016 Plan at any time; provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares of our common stock acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares of our common stock on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Non-statutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares of our common stock on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a non-statutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a non-statutory stock option or the sale of the shares acquired through the exercise of the non-statutory stock option.

Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares of our common stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares of our common stock issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares of our common stock received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the Amended 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our CEO and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 in any taxable year. For tax years beginning before January 1, 2018, compensation in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exception has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been materially modified after that date.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Plan Benefits
The benefits that will be awarded or paid under the Amended 2016 Plan are not currently determinable. Any future awards granted to eligible participants under the Amended 2016 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made.
Existing Plan Benefits to Employees and Directors
The number of awards that an employee, director, or consultant may receive under the Amended 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares subject to service-based restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted under the 2016 Plan during fiscal year 2023 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group and (ii) the grant-date value of shares subject to such RSUs and PSUs. No options were granted to any of our named executive officers, directors or employees during fiscal year 2023. As of August 31, 2023, the closing price of a share of our common stock was $2.85.
	Number of Shares Subject to RSUs and PSUs Granted(1)	Dollar Value of RSUs and PSUs Granted(2)
Suzanne Winter President and Chief Executive Officer	787,400	$1,614,170
Ali Pervaiz Senior Vice President, Chief Financial Officer	236,220	$484,251
Sandeep Chalke Senior Vice President, Chief Commercial Officer	255,900	$524,595
Jesse Chew Senior Vice President, Chief Legal Officer and Corporate Secretary	236,220	$484,251
Michael Hoge Senior Vice President, Global Operations	236,220	$484,251
Executive officers as a group	1,929,120	$3,954,696
Non-executive directors as a group	462,988	$972,439
Non-executive officers employee group	2,128,289	$4,657,187
(1)
With respect to PSUs granted, reflects the target number of shares covered by the PSUs granted to our employees. The maximum number of shares covered by the RSUs and PSUs granted to our employees are (i) 984,250 shares for Ms. Winter, (ii) 295,275 shares for Mr. Pervaiz, (iii) 319,875 shares for Mr. Chalke, (iv) 295,275 shares for Mr. Chew, (v) 295,275 shares for Mr. Hoge, (vi) 2,411,400 shares for the executive officers, as a group, and (vii) 2,128,289 shares for all employees who are not executive officers, as a group.

(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
How Votes are Counted
The Amended 2016 Plan must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote. This vote will also constitute approval of the Amended 2016 Plan under the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”).
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY” VOTE)
General
We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and assuming our Board’s recommendation with respect to Proposal Four is approved, our next say-on-pay vote will be held at next year’s annual meeting of stockholders.
The Compensation Committee of our Board (the “Compensation Committee”) considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. At our 2022 Annual Meeting of Stockholders, approximately 88.8% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. The Compensation Committee viewed these results as support for our executive compensation program and, as a result, continued to apply the same general principles and philosophy as in the prior fiscal year to our executive compensation programs, policies and practices for fiscal 2023 and kept such programs consistent with the prior fiscal year, which is discussed in more detail in “Compensation Discussion and Analysis” below.
Summary of Fiscal 2023 Executive Compensation Program
Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, our Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:
•	We provide reasonable base salaries.
•	We link pay to performance.
•
We provide reasonable change in control and severance arrangements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our NEOs, please refer to the information set forth under “—Employment, Change in Control and Severance Arrangements”.

•	We maintain a compensation recovery (“clawback”) policy that applies to both our cash incentive award and long-term incentive compensation plans.
•	We maintain sound corporate governance standards. We have adopted the following executive compensation policies and practices:
•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our cash incentive award plan that applies to both our cash incentive award and long-term incentive compensation plans.

•	We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders. Consistent with this belief, we have adopted stock ownership requirements for our executives and non-employee directors. All of our executives and non-employee directors are in compliance or are on track to be in compliance with these stock ownership requirements within the periods established in the requirements.
•
No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:
•	We generally do not provide perquisites or other personal benefits to our NEOs.
•
We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide excise tax gross-ups.
The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and our Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board of Directors’ Recommendation
Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2023 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-WHEN-ON-PAY” VOTE)
General
Pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, at least once every six years, we must provide our stockholders with an opportunity to vote (on an advisory basis) on how frequently we should seek a non-binding vote on the compensation of our named executive officers (“NEOs”), as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer we hold a non-binding vote on NEO compensation once every one, two, or three years.
After careful consideration, our Board of Directors has determined that continuing to hold non-binding vote on NEO compensation annually is most appropriate for the Company, and therefore our Board recommends that you vote for a one-year interval for the non-binding vote on NEO compensation. Our Board believes that it is good corporate governance practice and in the best interests of our stockholders to continue to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs, which allows them to provide us, on an annual basis, with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011. After this year, our next required say-when-on-pay vote will be held in 2029.
How Votes Are Counted
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may choose “ABSTAIN”. The frequency that receives the highest number of votes will be considered the frequency recommended by our stockholders to hold a non-binding, advisory vote on the compensation of our NEOs. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on our Board or the Compensation Committee. However, the Compensation Committee and our Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making a decision on the frequency of future say-on-pay votes.
Board of Directors’ Recommendation
OUR BOARD RECOMMENDS THAT YOU VOTE TO HOLD FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE YEAR.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2024. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.
Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024 is not required by law, the Nasdaq Listing Rules, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2023. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2023 and 2022 are as follows:
	Fiscal Year Ended June 30,
Service Category	2023	2022
Audit Fees(1)	$2,409,313	$2,241,695
Audit Related Fees(2)	—	—
Tax Fees(3)	2,432	5,067
All Other Fees(4)	—	—
Total	$2,411,745	$2,246,762
(1)
Audit Fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit Fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

(2)
Audit Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services related to an international statutory tax audit.
(4)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit

Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.
Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2023, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2023 with our management.
2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James M. Hindman, Chairperson
Anne B. Le Grand
Joseph E. Whitters
The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal 2023 compensation program for our Named Executive Officers (“NEOs”), which includes (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other three most highly-compensated executive officers at fiscal year-end, who were as follows:
Named Executive Officer	Title
Suzanne Winter	President and Chief Executive Officer
Ali Pervaiz	Senior Vice President, Chief Financial Officer
Sandeep Chalke	Senior Vice President, Chief Commercial Officer
Jesse Chew(1)	Senior Vice President, Chief Legal Officer and Corporate Secretary
Michael Hoge	Senior Vice President, Global Operations
(1)	Mr. Chew was promoted to Senior Vice President, Chief Legal Officer effective April 1, 2023.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2023. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and in the case of our President and Chief Executive Officer (“CEO”), the independent members of our Board, arrived at their specific compensation decisions for our NEOs in fiscal 2023 and discusses the key factors that they considered in determining NEO compensation, which included stockholder feedback and the results of our 2022 “Say-on-Pay” vote.
Executive Summary
Fiscal 2023 Business Highlights
In fiscal 2023, despite being impacted by global supply chain challenges, inflation, and other macroeconomic factors, we achieved record annual revenue. Overall, financial results were mixed, including the following:
•
Achieved revenue of $447.6 million for fiscal year 2023, which was 97% of the pre-established target level under our cash incentive plan (the “Company Bonus Plan”) for fiscal 2023, and represents the highest annual revenue in the Company’s history;

•	Generated orders (net of cancellations) of $304.4 million for fiscal year 2023, which was 91% of the pre-established target level under our Company Bonus Plan for fiscal 2023; and
•	Achieved adjusted EBITDA (excluding bonus accrual) of $33.0 million for fiscal year 2023, which was 70% of the pre-established target level under our Company Bonus Plan for fiscal 2023.
Fiscal 2022 Say on Pay Vote and Stockholder Engagement
Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and designed to build value for our stockholders. At our 2022 Annual Meeting of Stockholders, approximately 88.8% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. In evaluating our executive compensation program, policies, and practices for fiscal 2023, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s efforts to better enhance the link between executive pay and company performance in prior years, including fiscal 2022, as well as other discussions with our stockholders. As a result, the Compensation Committee concluded that the general compensation principles and philosophy used to determine the components of executive compensation for fiscal 2022 continue to closely align the interests of our executive officers to the long-term interests of our stockholders and promote retention. Accordingly, the Compensation Committee continued to apply the same general principles and philosophy in determining executive compensation for fiscal 2023.

The Compensation Committee recognizes the importance of having on-going and open conversations with our stockholders to solicit their feedback. In an effort to continue to increase the level of stockholder engagement, the Company continued its investor outreach efforts to engage with our stockholders and better understand their perspectives on a variety of matters, including the Company’s performance, governance, human capital management, and executive compensation. For fiscal 2023, the Compensation Committee invited each of our top 15 institutional stockholders holding approximately 44% of our outstanding common stock as of November 10, 2022 to discuss our executive compensation programs, policies, and practices. In addition to the foregoing, we engaged with our stockholders throughout fiscal 2023 through various meetings with members of our executive team, including our CEO and Chief Financial Officer, and on occasion members of the Board, including the Chairman of the Board. These interactions included the following:
•	presentations at investor and industry conferences, which included individual one-on-one meetings; and
•
one-on-one investor calls, including virtual and in-person meetings, initiated by the Board, members of management, and our stockholders over the course of the fiscal year, including following the Company’s quarterly conference calls.

In fiscal 2023, we held over 90 such meetings with one or more institutional stockholders so that they could provide feedback to our executive officers and, in some instances, directly to our Board, including the Chairman of our Board. In the aggregate, the institutional stockholders that participated in such meetings in fiscal 2023 held over 17% of our outstanding common stock and included six of our largest 25 stockholders, in each case as of November 10, 2022. Such ongoing investor outreach helps us understand investor perspectives and to communicate on a variety of corporate governance topics, including our executive compensation program, policies, and practices. We strive to make these events an open forum to actively engage our stockholders in dialogue about all matters, from our financial and operational trends to governance issues, including executive compensation. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our executive officers. We value the insights gained from our discussion with our stockholders and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our Board, consider such stockholder feedback when adopting policies affecting our executive compensation program. We will continue to seek opportunities for dialogue with our stockholders on executive compensation and other matters on an ongoing basis. We are committed to maintaining or bettering such level of stockholder engagement going forward.

Fiscal 2023 Executive Compensation Highlights
Based on its desire to incentivize our senior leadership team for fiscal 2023, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, and taking into account global supply chain challenges, inflation, and other global macroeconomic conditions and the uncertainties caused with respect to the Company and its performance, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

Base Salaries
• Our CEO received a base salary increase in connection with her promotion to our CEO in July 2022 and did not receive any further base salary increase in fiscal 2023 given that she already received a base salary increase.
• After considering individual performance, competitive market data and retention, our other NEOs received base salary increases ranging from 2-4%.

Cash Incentive Awards
• Under the Company Bonus Plan, orders (net of cancellations), revenue and adjusted EBITDA were the performance objectives for fiscal 2023.
• Based on our performance with respect to such performance objectives, the Compensation Committee, and in the case of our CEO, the independent members of our Board, approved fiscal 2023 cash incentive award payouts to our NEOs of 55% of their target cash incentive award opportunity under our Company Bonus Plan (other than our Chief Commercial Officer, who received a contractually guaranteed annual cash incentive award pursuant to the terms of his employment agreement).
• Our NEOs (other than our CEO) received cash incentive award payouts in amounts ranging from $131,350 to $257,895, and our CEO received a cash incentive award payout in the amount of $358,875.

Annual “Refresh” Equity Awards
• Consistent with our compensation philosophy that equity awards increase our executive officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and tying a significant portion of their target total direct compensation to our stock price performance, the Compensation Committee and, in the case of our CEO, the independent members of our Board, granted to our NEOs “refresh” equity awards.
• With respect to fiscal 2023 annual “refresh” equity awards, 50% of the grant date fair value of the mix of our NEOs’, including our CEO's, fiscal 2023 annual “refresh” equity awards was in the form of a PSU award and the balance was in the form of a RSU award. Specifically, our NEOs (other than our CEO) received annual “refresh” awards consisting of a PSU award and RSU award, each in equal amounts ranging from 118,110 shares to 127,950 shares (which, in the case of the PSU awards, are at target levels of performance). Our CEO received annual “refresh” awards consisting of a PSU award for a target number of 393,700 shares of our common stock and an RSU award for 393,700 shares of our common stock.

“Pay-for-Performance”
We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance.
We structured our cash incentive award opportunities to focus on the achievement of specific short-term financial performance goals that are aligned with our business strategy and would further our longer-term growth objectives. As such, our Company Bonus Plan only funds if we achieve multiple pre-established financial performance objectives, placing our NEOs’ target cash incentive opportunities entirely at risk.
For fiscal 2023, our long-term incentive compensation program was comprised of a combination of service-based RSU awards and PSU awards. The Compensation Committee continued with the strategy from fiscal 2022 of including PSU awards rather than options to purchase shares of our common stock to continue to better align executive compensation with sustained financial and operational performance. The Compensation Committee believes that this combination of awards appropriately balances the various objectives of our long-term incentive compensation program because it promotes long-term value creation critical to driving stockholder value, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executive officers to remain engaged with our organization through the vesting date of the awards, which is typically a multi-year period.
The following charts illustrate the mix of the fiscal 2023 target total direct compensation opportunities for our NEOs between base salary, target cash incentive opportunities and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below.

The following chart illustrates the allocation of the fiscal 2023 target and realized direct compensation for our NEOs between base salary, cash incentive award opportunities and long-term incentive compensation in the form of equity awards. A moderate portion of the “at-risk” cash compensation of our NEOs was earned in fiscal 2023 as a result of mixed results in achieving the pre-established performance objectives under the Company Bonus Plan. As a result, the Company Bonus Plan was funded at 55% of target for fiscal 2023 and each NEO received 55% of his or her target cash incentive award opportunity for fiscal 2023 (other than Mr. Chalke, who received a contractually guaranteed annual cash incentive award pursuant to the terms of his employment agreement).

Target total direct compensation in the chart above includes base salary, target cash incentive award opportunities and the grant date fair value of equity awards, but excludes “other compensation” as reported in the Fiscal 2023 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid, the actual cash incentive award paid and the value of equity awards granted prior to, but vesting in, fiscal 2023. The performance stock option granted to our CEO in fiscal 2021 was earned for the performance period ending June 30, 2023 and no stock options were exercised by our executive officers in fiscal 2023.
What Guides Our Program
Compensation Philosophy
To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills, and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.

Accordingly, the overarching compensation philosophy approved by the Compensation Committee for fiscal 2023 was grounded in the following principles and objectives:

Pay for Performance	Emphasize “variable” pay that is tied to the achievement of specific, pre-established performance objectives or stock price appreciation over “fixed” pay
Stockholder Alignment
Effectively align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with sustainable long-term value growth for our stockholders

Attract, Retain and Motivate	Attract, retain and motivate talented executive officers who can develop, implement and deliver on long-term value creation strategies
Balance the Short- and Long-Term Perspective
Provide a balance of cash incentive bonuses to motivate execution of near-term objectives while also placing a heavier emphasis on long-term equity compensation to focus our executive officers on our long term strategic and financial goals

Market Competitiveness	Use industry appropriate compensation packages that are competitive with those made available to executives at companies with which we compete for executive talent
Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2023 was comprised of variable cash incentives (that is, cash incentive award opportunities) and equity-based compensation, consisting of RSU awards and PSU awards, in order to align compensation with our business performance and the long-term interests of our stockholders.
Compensation Elements
The compensation of our executive officers, including our NEOs, consisted of the following elements in fiscal 2023:
Element	Primary Objectives
Base Salary	• Fairly and competitively compensate our executive officers • Provide a fixed component to the compensation program
Cash Incentives
• Reinforce our performance-based culture
• Provide our executive officers incentive to achieve our challenging corporate performance objectives
• Align corporate performance objectives with our business strategy

Long-Term Incentive Compensation
• Align our executive officer interests with those of our stockholders
• Serve as an important retention tool in a highly competitive environment
• Incentivize future performance of our executive officers to execute our long-term strategy and create value for our stockholders
• Reward past corporate and individual performance

Governance Standards and Executive Compensation Practices
We maintain sound corporate governance standards as reflected in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2023:
What We Do		What We Do Not Do
✔	“Double-Trigger” Equity Acceleration	✘	No “Single-Trigger” Change in Control Arrangements
✔	Compensation Recovery (“Clawback”) Policy	✘	No Perquisites
✔	Stock Ownership Requirements	✘	No Special Retirement Plans
✔	Annual Compensation Risk Assessment	✘	No Option Backdating or Repricing
✔	Annual Say-on-Pay Vote	✘	No Hedging or Pledging
✔	Independent Compensation Consultant	✘	No Excise Tax Gross Ups
✔	Independent Compensation Committee	✘	No Current Equity Compensation Plans with “Evergreen” Provisions
		✘	No Guaranteed Base Salary Increases
		✘	No Compensation Committee Interlock
•
“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•
Compensation Recovery (“Clawback”) Policy. Each of our Company Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•
Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•
Annual Compensation Risk Assessment. The Compensation Committee directs our independent compensation consultant to conduct an annual review of our compensation policies and practices and respective risk profiles as described in “Corporate Governance and Board of Directors Matters—Compensation Risk Considerations” below.

•
Annual Say-on-Pay Vote. We hold say-on-pay votes annually, which the Compensation Committee reviews to determine support of our executive compensation program as described in “Proposal Three—Advisory Vote to Approve the Compensation of Our Name Executive Officers” above.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
Independent Compensation Committee. Each member of our Compensation Committee is independent under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Rules applicable to Compensation Committee members and each member of the Compensation Committee is also “disinterested” under Rule 16b-3 of the Exchange Act of 1934, as amended.

•	No “Single-Trigger” Change in Control Arrangements. We do not provide our executive officers with single trigger change in control severance payments or benefits.
•
No Perquisites. Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
No Special Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan) or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs.

•	No Option Backdating or Repricing. We do not allow backdating or repricing of our option awards.
•
No Hedging or Pledging. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•	No Excise Tax “Gross-Ups.” We do not provide excise tax “gross-ups” to our executive officers under any circumstances.
•	No Current Equity Compensation Plans with “Evergreen” Provisions. Our current equity compensation plans do not contain “evergreen” provisions.
•	No Guaranteed Base Salary Increases. We do not guarantee our executive officers base salary increases.
•
No Compensation Committee Interlocks. There is no interlock among our Compensation Committee members as described in “Corporate Governance and Board of Directors Matters—Compensation Committee Interlocks and Insider Participation” below.

Compensation Setting Process
Role of Compensation Committee and the Board
The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving our CEO’s compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.
At the beginning of each fiscal year, our Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target cash incentive award opportunities and equity awards for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of our Board, based on the recommendations of the Compensation Committee, approve the individual performance objectives for our CEO and make decisions with respect to our CEO’s base salary adjustment, target cash incentive award opportunity and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the cash incentive award opportunities for the previous year, and the independent members of our Board assess the performance of our CEO to determine the cash incentive award payout for our CEO in light of the previously established performance objectives.
Role of Management
To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executive officers, including our NEOs (other than the CEO). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with our CEO’s recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews competitive market data provided by the Compensation Committee’s independent compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives and internal pay equity.
Our CEO also assists our Board in formulating our performance objectives for the fiscal year and the Compensation Committee in developing the individual performance objectives for each executive officer. The Compensation Committee reviews such recommendations as it deems appropriate prior to approving them or, in the case of our CEO, prior to recommending them to our Board for approval.
Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of our Board as part of their deliberations with respect to our CEO’s compensation. The Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of our Board, who approve all elements of our CEO’s compensation.
Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when our CEO’s own compensation and performance are determined or reviewed). From time to time, our CFO, Chief Legal Officer, and Chief Administrative Officer, who oversees our Human Resources function, may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are determined or reviewed).
Role of Compensation Consultant
The Compensation Committee retained Exequity LLP, a national compensation consulting firm (“Exequity”), as its advisor to provide advice with respect to our executive and non-employee director compensation programs for fiscal 2023. Exequity advised the Compensation Committee with respect to trends in executive compensation, the development of the Compensation Peer Group (as defined below) for fiscal 2023, the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Exequity also consulted with the Compensation Committee to formulate, design, and recommend new programs to better align our executive officers’ performance with the interests of our stockholders.
Exequity did not perform any other services for us or the Compensation Committee in fiscal 2023. Based on its review, the Compensation Committee has determined that Exequity’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Exequity was independent within the meaning of those rules and standards.
Compensation Peer Group
For fiscal 2023, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in the Radford April 2022 High-Tech Industry Survey covering companies within the technology, life sciences, and medical devices industries with $200 million to $500 million in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 18 medical device companies (the “Compensation Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Compensation Peer Group was recommended by Exequity and submitted to the Compensation Committee for its review and approval. The Compensation Peer Group for fiscal 2023 was approved by the Compensation Committee in March 2022.

The criteria used to develop the fiscal 2023 Compensation Peer Group included the following:
Primary Factors:
•	Similar industry (i.e., health care equipment and technology);
•	Annual total revenue of approximately 0.5 to 2.5 times our annual total revenue;
•	Market capitalization of up to approximately 0.5 to 3.0 times our market capitalization; and
•	Headquartered in the United States.
The fiscal 2023 Compensation Peer Group is set forth below:
AngioDynamics, Inc.	Inogen, Inc.	RadNet, Inc.
Artivion, Inc.	Lantheus Holdings, Inc.	Surgalign Holdings, Inc.
Avanos Medical, Inc.	Meridian Bioscience, Inc.	Tactile Systems Technology, Inc.
Cardiovascular Systems, Inc.	Merit Medical Systems, Inc.	Tandem Diabetes Care, Inc.
CONMED Corporation	Natus Medical Incorporated	Varex Imaging Corporation
Cutera, Inc.	Orthofix Medical Inc.	ViewRay, Inc.
The following table summarizes our relative positioning to the fiscal 2023 Compensation Peer Group when the Compensation Committee conducted its annual review of our executive compensation program during fiscal 2022.
Criteria	Accuray FY 2022	Target for Peer Group	2023 Peer Group Median (Data as of 1/31/22)
Revenue ($MM)	$437	0.5x – 2.5x	$373
Market Capitalization ($MM)	$338	0.5x – 3.0x	$808
Employees	995	0.5x – 3.5x	869
The Compensation Committee annually reviews the composition of the Compensation Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.
In evaluating the base salaries of our executive officers for fiscal 2023, establishing target cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.
Tally Sheets
As part of our annual executive compensation approval process, with the assistance of Exequity, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the most recent fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each executive officer, including our NEOs, which includes base salaries, potential cash incentive award payouts and minimum and maximum levels, long-term incentive compensation, including the mix of equity awards and the number of shares of our common stock subject to outstanding stock options, RSU awards, and PSU awards granted, including the fair value at grant, and the annualized cost of other benefits.
These tally sheets also set forth the accumulated value of the compensation and benefits for each executive officer, including our NEOs, which includes the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each executive officer, including our NEOs. For fiscal 2023, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of our Board, in understanding the total annual compensation opportunity for each executive officer and relative compensation among our executive officers, but did not affect any specific decision relating to our executive officers’ compensation.
Fiscal 2023 Executive Compensation Program
Base Salary
We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively to compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.
The Compensation Committee and, in the case of our CEO, the independent members of our Board, makes adjustments to base salary when it believes there is a deviation from market based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee (or in the case of our CEO, the independent members of our Board) reviews the base salary levels of our executive officers each year to determine whether an adjustment is warranted.
For fiscal 2023, after considering competitive market data, individual performance and retention, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) increased the base salaries of our NEOs (excluding our CEO, who had already received a base salary increase in connection with her promotion to CEO in July 2022) from their final fiscal 2022 salary levels, as shown below:
Named Executive Officer	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary(1)	% Change
Suzanne Winter	$540,000	$650,000	16.9%
Ali Pervaiz	$415,000	$427,500	3.0%
Sandeep Chalke(2)	$450,000	$459,000	2.0%
Jesse Chew	$440,000	$457,600	3.9%
Michael Hoge	$385,000	$400,400	3.9%
(1)
The fiscal 2023 base salaries set forth in this table were effective October 1, 2022, other than with respect to Ms. Winter, whose base salary was effective July 1, 2022 reflecting her promotion to Chief Executive Officer.

(2)	Mr. Chalke joined the Company on May 16, 2022.
The annual base salaries earned and paid to our NEOs are reported in the Fiscal 2023 Summary Compensation Table under “Executive Compensation” below.
Cash Incentives
Typically, the cash incentive awards under our Company Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target base salary compensation opportunity near market median and target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives that are aligned with our business strategy. Historically, due to the challenging nature of the objectives that the Compensation Committee established, payouts under our Company Bonus Plan have averaged approximately 62% of their target level from fiscal 2013 through fiscal 2022, excluding fiscal 2020, where cash incentive awards were eliminated for such fiscal year due to the COVID-19 pandemic. As with base salary, each executive officer’s target cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of our Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs.

At the beginning of the fiscal year, the Compensation Committee reviewed and approved the corporate performance objectives and related target levels for the fiscal 2023 cash incentive awards and approved the cash incentive award payout for each executive officer, including our NEOs, but excluding our CEO, whose target cash incentive award opportunity and payout was reviewed and approved by the independent members of our Board. The table below sets forth, for fiscal 2023, the target cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars.
Fiscal 2023 Company Bonus Plan Target Cash Incentive Award Opportunities
	Fiscal 2023
Named Executive Officer	(%)	($)(1)
Suzanne Winter(2)	100	652,500
Ali Pervaiz	70	298,153
Sandeep Chalke	75	343,861
Jesse Chew(3)	70	284,277
Michael Hoge	60	238,818
(1)	Target cash incentive awards under the Company Bonus Plan for fiscal 2023 are calculated based upon each NEO’s base salary, as defined in the Company Bonus Plan.
(2)
Ms. Winter was appointed CEO effective July 1, 2022, and in connection with such promotion, her target cash incentive award opportunity for fiscal 2023 was increased from 90% to 100% of her base salary.

(3)
Mr. Chew was promoted to Senior Vice President, Chief Legal Officer effective April 1, 2023, and in connection with such promotion, his target cash incentive award opportunity was increased from 60% to 70% of his base salary. The target cash incentive award opportunity was pro-rated by the target cash incentive award opportunity in effect both prior to and after his promotion.

Fiscal 2023 Company Bonus Plan Performance Objectives
All employees, including our NEOs, are eligible to participate in the Company Bonus Plan, which was adopted by the Compensation Committee. For fiscal 2023, our cash incentive awards were designed to reward our executive officers, including our NEOs, based on our financial performance. In establishing the fiscal 2023 cash incentive award program for our executive officers, including our NEOs, the Compensation Committee determined that their award opportunities should be directly linked to achieving multiple corporate financial performance objectives that were considered key drivers of the Company’s long-term strategy and stockholder value creation.
The bonus pool under the Company Bonus Plan would fund only if the corporate financial performance objectives established by our Board or the Compensation Committee were achieved at pre-established threshold levels as of June 30, 2023. Accordingly, if the bonus pool did not fund, no executive officer would be entitled to any cash incentive award payout under the Company Bonus Plan, regardless of his or her individual performance. To the extent that the bonus pool was funded, the Company Bonus Plan entitled each executive officer to an actual cash incentive award payout as determined by the formula below, provided that the Compensation Committee or our Board could exercise positive or negative discretion to increase or reduce the overall funding percentage and/or to increase or reduce any individual award payout, including for individual performance in accordance with the terms of the Company Bonus Plan.

For fiscal 2023, the Compensation Committee established three corporate financial performance objectives: orders (net of cancellations), revenue, and adjusted EBITDA for purposes of the Company Bonus Plan. These performance objectives were applied in the same manner to all of our executive officers, including our NEOs. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance objective, thereby requiring that we achieve the minimum threshold set for each objective in order for any funding to occur with respect to that measure.

The performance objectives and their relative weightings, target levels and minimum funding thresholds for fiscal 2023, as well as the actual performance attained, were as follows:
Performance Objective	Weighting	Target	Threshold	Maximum	Actual Results	% Plan Attained	%Weighted Funding
Orders (net of cancellations)	30%	$335.0 million	$301.5 million	$368.5 million	$304.4 million	91	16
Revenue	50%	$460.1 million	$432.5 million	$506.1 million	$447.6 million	97	39
Adjusted EBITDA	20%	$47.3 million	$38.9 million	$56.7 million	$33.0 million	70	0
The revenue objective was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases. For purposes of the Company Bonus Plan, “orders (net of cancellations),” a non-GAAP financial measure, was calculated by subtracting cancellations from backlog from orders entered into backlog, in each case during the performance period, and “adjusted EBITDA,” a non-GAAP financial measure, was calculated by excluding any bonus accrual amounts. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control.
With respect to each performance objective, the Compensation Committee assessed whether and to what extent that such performance was met. The funding with respect to each performance objective was based on a funding slope in a straight line from 50% at the minimum threshold level to 100% at the target level, with the maximum funding opportunity set at 150%.
Based on our actual corporate performance results, the funding methodology resulted in funding of the bonus pool at 55% of the target level for fiscal 2023. Our Board and our Compensation Committee declined to exercise any discretion to adjust the achievement of the performance metrics under the Company Bonus Plan despite the effects that certain global macroeconomic factors, including inflation and currency fluctuations, were having on the Company’s performance. Accordingly, based on these performance levels, the cash incentive award opportunities and payouts made to our NEOs for fiscal 2023 were as follows:
Fiscal 2023 Company Bonus Plan Payouts
	Target Cash Incentive Award Opportunity		Fiscal 2023 Payout ($)(1)
Named Executive Officer	(%)	($)
Suzanne Winter	100	652,500	358,875
Ali Pervaiz	70	298,153	163,984
Sandeep Chalke	75	343,861	257,895(2)
Jesse Chew	70	284,277	156,352
Michael Hoge	60	238,818	131,350
(1)
Other than Mr. Chalke whose annual cash incentive award was guaranteed pursuant to his employment agreement, the payout for each NEO was derived by multiplying (x) the approximate 55% funding level by (y) each NEO’s annualized gross cash wages (base salary) earned by such NEO during the fiscal year as calculated in accordance with the Company Bonus Plan, by (z) the NEO’s target cash incentive award opportunity (as a percentage of base salary).

(2)
Mr. Chalke was guaranteed a cash incentive award opportunity of at least 56.25% of base salary (as defined in the Company Bonus Plan) pursuant to his employment agreement with the Company. The amount shown here represents such guaranteed cash incentive award amount.

The cash incentive award payouts for fiscal 2023 are reported in the Fiscal 2023 Summary Compensation Table under “Executive Compensation” below.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards provide a strong alignment between the interests of our stockholders and our executive officers, including our NEOs, and serve as an important retention tool, especially given the highly competitive environment in which we compete to attract and retain talent. Accordingly, the Compensation Committee seeks to motivate and retain our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of our Board, grants equity awards to our executive officers, including our NEOs, at the beginning of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and to satisfy our retention objectives.
In the past, our executive officers have been granted service-based RSU awards, performance-based equity in the form of PSU awards, market-based performance unit (“MSU”) awards, and options to purchase shares of our common stock, all of which, to the extent they remain outstanding, continue to provide incentive to our executive officers to drive stockholder value over the relevant vesting or performance period, as applicable.
Historically, the size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of our Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal parity, role hierarchy and such other factors as the Compensation Committee or the independent members of our Board, as applicable, determines relevant.
Fiscal 2023 Annual “Refresh” Equity Awards
For fiscal 2023, given the continued desire to (i) drive alignment between executive interests and the interests of our stockholders, (ii) properly incentivize our executive officers to effectively execute our growth strategy, and (iii) more closely tie pay and performance, the Compensation Committee, and in the case of our CEO, the independent members of our Board, granted equity awards under our long-term incentive compensation program in November 2022 to our executive officers (including our NEOs) with an equal mix of 50% PSU awards and 50% RSU awards.
With respect to the PSU awards granted to these NEOs, such awards will vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals measured at the end of fiscal 2025 require the Company to achieve (i) total revenue, which is weighted at 75%, and (ii) EBITDA margin, which is weighted at 25%, at certain rigorous, pre-determined threshold, target or maximum levels. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. For purposes of determining whether the performance goals are achieved, total revenue will be calculated based on GAAP numbers and EBITDA margin will be calculated by the Company in its reasonable discretion.
The Compensation Committee believes this mix of PSU and RSU awards was appropriate for these NEOs because it provides a balance between a meaningful incentive (given that PSU awards only provide value to the recipient in the event that certain long-term performance objectives are met) and retention (given that RSU awards only vest and become payable based upon continued service over time). Service-based RSU awards offer more certainty in value delivery thereby driving executive retention while also providing incentive to build sustainable long-term value in the form of stock appreciation for the benefit of our stockholders. In addition, the Compensation Committee believes that the use of PSUs rather than options establishes a stronger connection between the compensation of these NEOs and the achievement of performance goals that are important for long-term stockholder value creation as well as company growth.
For fiscal 2023, after assessing their individual performance, our CEO recommended equity award amounts to the Compensation Committee for each of our executive officers, including each of these other NEOs, other than herself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, determined the equity awards to be granted for each executive officer as set forth below. For our CEO, the independent members of our Board assessed her individual performance and the factors described above to determine the equity awards to be granted to her and granted her an RSU award and a PSU award as set forth below.

Consistent with the Compensation Committee’s and our Board’s intent to align executive interests with those of our stockholders:
•
Our Board and our Compensation Committee declined to exercise any discretion to adjust any of the performance goals related to any outstanding PSU awards despite the effects that certain global macroeconomic factors, including the COVID-19 pandemic, were having on the Company’s performance; and

•
No shares of our common stock were earned or issued with respect to the PSU awards granted to our NEOs, including our CEO, in fiscal 2023 given that the duration of the performance period with respect to such awards continues through the end of fiscal 2024 and fiscal 2025.

In fiscal 2023, the Compensation Committee (or, in the case of our CEO, the independent members of our Board) granted each NEO equity awards in the following amounts (no stock options were granted in fiscal 2023):
Name	Grant Date	RSUs (#)(1)	PSU(#)(2)
Suzanne Winter	11/30/2022	393,700	393,700
Ali Pervaiz	11/30/2022	118,110	118,110
Sandeep Chalke	11/30/2022	127,950	127,950
Jesse Chew	11/30/2022	118,110	118,110
Michael Hoge	11/30/2022	118,110	118,110
(1)
Except as otherwise noted below, each RSU award vests over a three year period with 33 1/3% of the RSUs subject to the award vesting on the first anniversary of the grant date and an additional 33 1/3% of the RSUs subject to the award vesting on each of the second and third anniversaries of the grant date, subject to the applicable NEO’s continued service with the Company.

(2)
The numbers listed in this column reflect the target number of shares covered by each NEO’s PSU award. Upon certification of the Compensation Committee of the achievement of the applicable performance goals within sixty (60) days following completion of the 3-year performance period that ends on the last day of fiscal 2025, the PSU award would vest based on a straight line slope from 50% of the target number of shares at the minimum threshold level to 100% of the target number of shares at the target level, with a maximum of 150% of the target number of shares vesting at the maximum achievement level.

The equity awards granted to our NEOs in fiscal 2023 are reported in the Fiscal 2023 Summary Compensation Table under “Executive Compensation” below. Additional information about these awards, including the number of shares of our common stock subject to each award and the award’s grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards For Fiscal 2023 Table under “Executive Compensation” below.
Previously Granted Performance Option
On June 30, 2021, Ms. Winter was granted a performance stock option to purchase 200,160 shares of our common stock with an exercise price of $4.52 (the “Performance Option”) in connection with her promotion to President, which was effective July 1, 2021. The Performance Option vests over a three-year period beginning July 1, 2021 (the “Winter Performance Period”), subject to achievement of rigorous revenue-based vesting conditions and Ms. Winter’s continued employment by the Company through each vesting date. The shares subject to the Performance Option are divided into three equal tranches (each, a “Grant Tranche”), one for each fiscal year during the Winter Performance Period. Each Grant Tranche will vest if our total revenue at the end of the applicable fiscal year to which such Grant Tranche relates is at least 5% more than our total revenue from the immediately preceding fiscal year (each, an “Annual Revenue Target”). Furthermore, if the Annual Revenue Target for a particular fiscal year within the Winter Performance Period is not achieved and the shares subject to the applicable Grant Tranche does not vest, the Performance Option allows for the vesting of such shares in a subsequent fiscal year within the Winter Performance Period if the Company sufficiently overachieves Annual Revenue Targets during the remainder of the Winter Performance Period to make up for any prior shortfall. Such Annual Revenue Targets directly link Ms. Winter’s pay to our performance and is designed to be achievable yet challenging and to only reward Ms. Winter for overperformance relative to our recent company performance.
The Compensation Committee determined that the Annual Revenue Target was met for fiscal 2023, and as a result 66,720 shares covered by the second Grant Tranche vested on September 13, 2023.

Sign-on Bonus
In November 2022, Mr. Chalke received a payment of $92,500 as the second installment of his sign-on bonus under the employment agreement he signed when he joined the Company in fiscal 2022.
Other Compensation Practices and Policies that Align Our NEOs to our Stockholders
Stock Ownership Requirements
Our Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which our Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of our Board own shares of our common stock as follows:
•	Non-Employee Directors: the number of shares having a value equal to at least three times the non-employee director’s regular annual board cash retainer (excluding any committee retainer);
•	Chief Executive Officer: the number of shares having a value equal to three times his or her annual base salary;
•	All Other Executive Officers: the number of shares having a value equal to at least one times his or her annual base salary.
Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards granted by us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated withholding and other taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2023, all of our NEOs and all of our non-employee directors were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.
Compensation Recovery (“Clawback”) Policy
The Company Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan each include a compensation recovery (“clawback”) provision, which provides that, in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, our Board will review the conduct of our executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. These provisions will be updated and revised consistent with any changes in applicable laws, including the adoption of rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Insider Trading, Anti-Hedging and Pledging Policy
We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.
In addition, our insider trading policy prohibits all of our employees, including our executive officers, consultants and the non-employee members of our Board from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Our employees, including our executive officers, consultants and the non-employee members of our Board are also prohibited from pledging or using our securities as collateral for loans.
Equity Award Grant Practices
Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSU awards or MSU awards) to our employees, including our executive officers, when they first join us. Typically, new hire stock options, RSU awards and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.
Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Other Benefits
Post-Employment Compensation—Retirement Plans
Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Typically, we match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vest on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.
We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long-term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.
Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.
Health, Welfare, and Other Employee Benefits (including Perquisites)
We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life and disability insurance.
In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.

Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2023 Summary Compensation Table below.
Employment, Change in Control and Severance Arrangements
Effective January 1, 2023, we entered into amended and restated employment agreements with each of our then-current executive officers, including Messrs. Pervaiz, Chalke, Chew and Hoge as well as Ms. Winter, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target cash incentive award opportunity. Each executive officer’s employment agreement has a three-year term (with automatic successive three-year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive upon a potential termination of his or her employment under certain circumstances, including in connection with a change in control of the Company.
The employment agreements with our executive officers also protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, soliciting our employees and engaging in certain competitive business activities.
These post-employment compensation arrangements were provided for the following reasons:
•	Assist us in retaining talented executives in a competitive market;
•	Permit our executive officers to focus on our business;
•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;
•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and
•	Provide us with the flexibility needed to react to a continually changing business environment.
The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.
Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason,” in each case, provided that the executive officer executes a general release of claims in favor of the Company. In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 24 months following a change in control of the Company (i.e., a “double-trigger” arrangement). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group.
For additional information, see “—Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Tax and Accounting Considerations
Section 162(m)—Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other highly compensated current and former executive officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).
The exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and our stockholders.
While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards and performance-based equity awards (PSUs and MSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
For performance unit awards, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Beverly A. Huss, Chairperson
Robert C. Kill
Byron C. Scott
The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

EXECUTIVE COMPENSATION
Fiscal 2023 Summary Compensation Table
The following table sets forth the compensation for each of fiscal years 2023, 2022 and 2021 paid to and earned by the following persons, who we refer to as our Named Executive Officers or (“NEOs”):
•	our principal executive officer;
•	our principal financial officer; and
•	our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2023.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Suzanne Winter, President and Chief Executive Officer	2023	652,500	—	1,614,170	—	358,875	10,144	2,635,689
	2022	543,192	—	1,249,998	250,440	391,098	6,716	2,441,444
	2021	417,462	—	324,996	824,835	397,505	6,684	1,971,481
Ali Pervaiz, Senior Vice President, Chief Financial Officer(5)	2023	425,934	—	484,251	—	163,984	11,201	1,085,370
	2022	312,962	—	439,694	49,809	115,088	6,727	924,280
Sandeep Chalke, Senior Vice President, Chief Commercial Officer(6)	2023	458,481	350,395(7)	524,595	—	—	17,301	1,350,773
Jesse Chew, Senior Vice President, Chief Legal Officer and Corporate Secretary	2023	454,892	—	484,251	—	156,352	9,955	1,105,450
	2022	429,965	—	599,997	—	206,383	9,105	1,245,449
	2021	365,325	—	224,999	224,913	249,554	6,239	1,071,031
Michael Hoge, Senior Vice President, Global Operations(8)	2023	398,031	—	484,251	—	131,350	10,734	1,024,366
	2022	378,558	—	599,997	—	181,708	9,525	1,169,788
(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO for each respective fiscal year.
(2)
The amounts reported in these columns represent the aggregate grant date fair value of stock options and stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 7, 2023.

For fiscal years 2023 and 2022, the amounts shown in the “Stock Awards column” include the grant date fair values of the PSUs granted in those fiscal years based upon the probable outcome of the applicable performance conditions, which were as follows: (i) in Ms. Winter’s case, $807,085 for the PSUs granted in fiscal 2023 and $499,999 for the PSUs granted in fiscal 2022, (ii) in Mr. Pervaiz’s case, $242,126 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $262,298 for the PSUs granted in fiscal 2023, (iv) in Mr. Chew’s case, $242,126 for the PSUs granted in fiscal 2023 and $299,999 for the PSUs granted in fiscal 2022, and (v) in Mr. Hoge’s case, $242,126 for the PSUs granted in fiscal 2023 and $299,999 for the PSUs granted in fiscal 2022. Messrs. Pervaiz and Chalke did not receive any PSUs in fiscal 2022.
Assuming the highest levels of performance are achieved, the values of the PSUs, based on the closing price for our common stock on the Nasdaq Global Select Market on the grant date of the PSUs were as follows: (i) in Ms. Winter’s case, $1,210,628 for the PSUs granted in fiscal 2023 and $749,998 for the PSUs granted in fiscal 2022, (ii) in Mr. Pervaiz’s case, $363,188 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $393,446 for the PSUs granted in fiscal 2023, (iv) in Mr. Chew’s case, $363,188 for the PSUs granted in fiscal 2023 and $449,998 for the PSUs granted in fiscal 2022, and (v) in Mr. Hoge’s case, $363,188 for the PSUs granted in fiscal 2023 and $449,998 for the PSUs granted in fiscal 2022.
The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported.
(3)
The amounts reported in this column represent the cash incentive awards earned under our Company Bonus Plan for each fiscal year. Amounts earned in any fiscal year were paid in the following fiscal year other than cash incentive awards earned in the first performance period under the Company Bonus Plan for fiscal 2021, which were paid during fiscal 2021.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2023 consist of the following:
Name	Company Matching Contribution to Section 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Company Contribution to Health Savings Account ($)
Suzanne Winter	9,544	600	—
Ali Pervaiz	9,752	449	1,000
Sandeep Chalke	16,035	546	720
Jesse Chew	9,414	541	—
Michael Hoge	9,381	473	880
(5)	Mr. Pervaiz was not a Named Executive Officer in fiscal 2021.
(6)	Mr. Chalke joined the Company on May 16, 2022 and was not a Named Executive Officer in fiscal 2021 or 2022.
(7)
Represents (i) the sign-on bonus in the amount of $92,500 paid to Mr. Chalke pursuant to his employment agreement with the Company, which was paid in fiscal 2023, and (ii) the fiscal 2023 cash incentive award in the amount of $257,895, which was guaranteed to Mr. Chalke pursuant to his employment agreement with the Company.

(8)	Mr. Hoge was not a Named Executive Officer in fiscal 2021.
Grants of Plan-Based Awards for Fiscal 2023 Table
The following table sets forth information regarding awards granted under the Company Bonus Plan and equity awards granted under our 2016 Equity Incentive Plan or other stand-alone plan/agreement to each of our NEOs during the fiscal year ended June 30, 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Suzanne Winter	11/30/22	—	—	—	196,850	393,700	590,550	—	—	—	807,085
	11/30/22	—	—	—	—	—	—	393,700	—	—	807,085
		326,250	652,500	978,750	—	—	—	—	—	—	—
Ali Pervaiz	11/30/22	—	—	—	59,055	118,110	177,165	—	—	—	242,126
	11/30/22	—	—	—	—	—	—	118,110	—	—	242,126
		149,077	298,154	447,230	—	—	—	—	—	—	—
Sandeep Chalke	11/30/22	—	—	—	63,975	127,950	191,925	—	—	—	262,298
	11/30/22	—	—	—	—	—	—	127,950	—	—	262,298
		257,895	343,861	515,791	—	—	—	—	—	—	—
Jesse Chew	11/30/22	—	—	—	59,055	118,110	177,165	—	—	—	242,126
	11/30/22	—	—	—	—	—	—	118,110	—	—	242,126
		142,138	284,277	426,415	—	—	—	—	—	—	—
Michael Hoge	11/30/22	—	—	—	59,055	118,110	177,165	—	—	—	242,126
	11/30/22	—	—	—	—	—	—	118,110	—	—	242,126
		119,409	238,818	358,228	—	—	—	—	—	—	—
(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under the Company Bonus Plan.
(2)
Other than with respect to Mr. Chalke, who was guaranteed a minimum cash bonus pursuant to his employment agreement, the amounts reported in this column represent the threshold award opportunities that would have been payable to our NEOs for fiscal 2023 under the Company Bonus Plan, respectively, assuming that exactly the minimum threshold amount for each of the financial performance objectives under the Company Bonus Plan was achieved, resulting in 50% funding of the Company Bonus Plan pool. The potential payments were, however, performance based and therefore entirely at risk, such that if we had not met the minimum thresholds, the Company Bonus Plan pool would not have funded at all, and none of our NEOs would have been entitled to any cash incentive award. The amount for Mr. Chalke represents the minimum cash bonus guaranteed pursuant to his employment agreement.

(3)
The amounts reported in this column represent the target award opportunities that would have been payable to our NEOs for fiscal 2023 under the Company Bonus Plan, assuming that the target amount for each of the financial performance objectives under the Company Bonus Plan was achieved, resulting in 100% funding of the Company Bonus Plan pool.

(4)
The amounts reported in this column represent the maximum award opportunities that would have been payable to our NEOs for fiscal 2023 under the Company Bonus Plan, assuming that the target amount for each of the financial performance objectives under the Company Bonus Plan was exceeded. These maximum amounts were calculated at 150% of the target amount.

(5)
Represents the PSU award granted to our NEOs in fiscal 2023. Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following completion of the 3-year performance period that ends on the last day of fiscal 2025, the PSU award will vest based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level.

(6)
The amounts reported in this column represent RSUs subject to an RSU award that will vest over a three year period with 33 1/3% of the RSUs subject to the award vesting on the first anniversary of the vesting commencement date and the remaining RSUs vesting as to 33 1/3% of the award on the second anniversary of the vesting commencement date and 33 1/3% of the award on the third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(7)
The amounts reported in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 7, 2023.

Outstanding Equity Awards at Fiscal 2023 Year-End Table
The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2023. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by the closing market price per share of our common stock on June 30, 2023, the last trading day of the fiscal year.
		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Suzanne Winter	10/31/19	252,083	22,917	—	2.60	10/31/29	—	—	—	—
	11/30/20	88,563	48,567	—	4.46	11/30/30	—	—	—	—
	6/30/21	66,720	66,720	66,720(5)	4.52	6/30/31	—	—	—	—
	6/30/22	50,000	150,000	—	1.96	6/30/32	—	—	—	—
	10/31/19	—	—	—	—	—	93,750(6)	362,813	—	—
	11/30/20	—	—	—	—	—	24,290	94,002	—	—
	9/30/21	—	—	—	—	—	84,388	326,582	—	—
	6/30/22	—	—	—	—	—	85,034	329,082	—	—
	11/30/22	—	—	—	—	—	393,700	1,523,619	—	—
	9/30/21	—	—	—	—	—	—	—	63,291(7)	244,936
	11/30/22	—	—	—	—	—	—	—	393,700(8)	1,523,619
Ali Pervaiz	5/31/22	10,748	28,934	—	2.08	5/31/32	—	—	—	—
	8/31/20	—	—	—	—	—	50,428(6)	195,156	—	—
	10/29/21	—	—	—	—	—	20,040	77,555	—	—
	12/31/21	—	—	—	—	—	12,578	48,677	—	—
	5/31/22	—	—	—	—	—	16,025	62,017	—	—
	11/30/22	—	—	—	—	—	118,110	457,086	—	—
	11/30/22	—	—	—	—	—	—	—	118,110(8)	457,086
Sandeep Chalke	5/31/22	139,716	376,157	—	2.08	5/31/32	—	—	—	—
	5/31/22	—	—	—	—	—	234,375(6)	907,031	—	—
	11/30/22	—	—	—	—	—	127,950	495,167	—	—
	11/30/22	—	—	—	—	—	—	—	127,950(8)	495,167
Jesse Chew	11/30/18	215,000	—	—	4.10	11/30/28	—	—	—	—
	10/31/19	112,163	10,197	—	2.60	10/31/29	—	—	—	—
	11/30/20	61,313	33,623	—	4.46	11/30/30	—	—	—	—
	11/30/20	—	—	—	—	—	16,816	65,078	—	—
	9/30/21	—	—	—	—	—	50,623	195,946	—	—
	11/30/22	—	—	—	—	—	118,110	457,086	—	—
	9/30/21	—	—	—	—	—	—	—	37,975(7)	146,961
	11/30/22	—	—	—	—	—	—	—	118,110(8)	457,086

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Michael Hoge	2/28/20	231,088	46,217	—	2.97	2/28/30	—	—	—	—
	11/30/20	61,313	33,623	—	4.46	11/30/30	—	—	—	—
	2/28/20	—	—	—	—	—	31,618(6)	122,362	—	—
	11/30/20	—	—	—	—	—	16,816	65,078	—	—
	9/30/21	—	—	—	—	—	50,632	195,946	—	—
	11/30/22	—	—	—	—	—	118,110	457,086	—	—
	9/30/21	—	—	—	—	—	—	—	37,975(7)	146,961
	11/30/22	—	—	—	—	—	—	—	118,110(8)	457,086
(1)
Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(2)
Unless otherwise described in the footnotes below, 33 1/3% of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and the remaining RSUs vest as to 33 1/3% of the RSUs subject to the award on the second and third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(3)
Market value of shares or units of common stock that have not vested is computed by multiplying (i) $3.87, the closing market price per share on the Nasdaq Global Select Market of our common stock on June 30, 2023, the last trading day of fiscal year 2023, by (ii) the number of shares or units of common stock.

(4)	The PSU award reported is to be earned based on achieving certain pre-established performance goals.
(5)
1/3rd of the aggregate number of shares subject to the Performance Option will vest each fiscal year during the Winter Performance Period upon the date of certification of achievement of the Annual Revenue Target for such fiscal year, subject to Ms. Winter’s continued service through such date. This Performance Option allows for the vesting of such shares in a subsequent fiscal year within the Winter Performance Period if the Company overachieves annual revenue targets during the remaining Winter Performance Period sufficient to make up for any prior shortfall.

(6)
25% of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and the remaining RSUs vest as to 25% of the RSUs subject to the award on the second, third and fourth anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(7)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the 3-year performance period that ends on the last day of fiscal 2024, the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the threshold level of performance (50% of target) is achieved because the level of achievement would have been below the threshold level if the performance period had ended on June 30, 2023.

(8)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the 3-year performance period that ends on the last day of fiscal 2025, the PSU award would vest based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the target level of performance (100% of target) is achieved because the level of achievement would have been between the threshold and target levels if the performance period had ended on June 30, 2023.

Option Exercises and Stock Vested During Fiscal 2023 Table
The following table reports the vesting of RSU awards during the fiscal year ended June 30, 2023 and the value realized upon vesting by each of the NEOs. No stock options were exercised by any NEO during fiscal 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Suzanne Winter	202,750	493,347
Ali Pervaiz	79,537	184,239
Sandeep Chalke	78,125	288,281
Jesse Chew	60,626	124,858
Michael Hoge	73,752	178,827
(1)	The value realized was determined by multiplying the closing market price per share of our common stock on the date of vesting by the number of shares vested.
Potential Payments and Benefits Upon Termination or Change in Control
Employment Agreements
Our employment agreements with each of our executive officers, including our NEOs, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company.
Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.
Termination Not in Connection with a Change in Control of the Company
In the event of a termination of employment by us without “Cause” (as defined below) (excluding due to the executive’s death or incapacity) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive the severance payments and benefits consist of:
•	a lump sum payment equal to 12 months of the executive’s annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months,
•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs (without the exercise of any negative discretion to reduce the amount of the bonus), except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive would have received for the prior fiscal year (without the exercise of any negative discretion to reduce the amount of the bonus), and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
In addition, each NEO’s employment agreement requires us to provide the NEO with 30 days’ written notice of a termination of employment without Cause but allows us to terminate the NEO before the end of that notice period if we pay the NEO his or her base salary for the remainder of the notice period (the “Termination Notice Replacement Payment”).
Our NEOs’ employment agreements define “Cause” as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company (or in the case of our CEO, our Board); (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company (or in the case of our CEO, our Board) reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to a felony (other than a traffic offense that is not punishable by a sentence of incarceration) or any crime involving fraud, embezzlement, or any other act of moral turpitude, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company (or in the case of our CEO, our Board) reasonably determines that the reasons for termination are not capable of being cured.
Our NEOs’ employment agreements define “Good Reason” as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) a relocation of the NEO’s primary work location to a location that increases the NEO’s commute by 30 miles or more. To the extent the NEO’s principal work location is not the Company’s offices or facilities due to a shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to the NEO, the NEO’s principal work location, from which a change in location under the foregoing clause (iv) will be measured, will be considered the Company’s office or facility location where the NEO’s employment with the Company primarily was or would have been based immediately prior to the commencement of such shelter-in-place order, quarantine order, or similar work-from-home requirement. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.
Termination in Connection with a Change in Control of the Company
Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).
For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 24 months following a change in control of the Company, the severance payments and benefits consist of:
•	a lump sum payment equal to 24 months of the executive’s annual base salary;
•
200% of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first three months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;
•
with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•
full and immediate vesting of all outstanding and unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.

Each NEO’s employment agreement generally defines a “change in control” to include the following:
•
a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this paragraph, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this paragraph. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

•
a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this paragraph, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

•
a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this paragraph, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3). For purposes of this paragraph, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Termination as a Result of Incapacity or Death
In the event of our CEO’s termination of employment because of incapacity or death, our CEO’s employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any Performance-based Equity Awards for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based

Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
Restrictive Covenants and Release of Claims
As a condition to the receipt of payments and benefits (including the Termination Notice Replacement Payment) upon or following termination of employment (other than a termination due to incapacity or death), each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. These severance payments and benefits may cease in the event of violation of these covenants. In addition, these severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.
Section 4999 of the Code
If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.
Other Information
The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.
Potential Payments to our NEOs on Termination of Employment
The tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal 2023 in the event of a termination of employment or a change in control of the Company, based on the terms of employment agreements in effect as of June 30, 2023, the last business day of fiscal 2023. The amounts shown assume that the termination of employment and change in control, as applicable, occurred on June 30, 2023, the last business day of fiscal 2023. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to our NEOs upon their termination of employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock option or other equity awards that vested on or before June 30, 2023. The actual amounts to be paid can only be determined at the time of our NEOs’ actual termination of employment or upon the occurrence of a change in control of the Company.
The closing market price of our stock on the Nasdaq Global Select Market as of June 30, 2023 was $3.87 per share, which was used as the value of our common stock for purpose of these calculations. The value of the vesting acceleration for outstanding and unvested stock options was calculated by multiplying the number of accelerated option shares as of June 30, 2023 by the “spread” between the closing market price of our common stock as of June 30, 2023 and the exercise price for such unvested options. The value of vesting acceleration for outstanding and unvested service-based RSU awards was calculated by multiplying the number of accelerated RSUs by the closing market price of our common stock as of June 30, 2023. The value of vesting acceleration for outstanding and unvested performance-based PSU awards was calculated in accordance with the applicable PSU performance periods assuming the end of each performance period occurred on June 30, 2023. The values reflected also assume that the payments and benefits to our NEOs are not reduced by virtue of the provisions in their employment agreements relating to Section 4999 of the Code.
Suzanne Winter
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	650,000	1,300,000
Bonus Severance	358,875	1,170,000
Outplacement Assistance Payment	10,395	10,395
COBRA Premium Reimbursement	24,822	24,822
Health Coverage Taxable Payment	—	24,822
Options Acceleration	—	315,605
Stock Award Acceleration	—	3,470,468
Termination Notice Replacement Payment	53,425	—
Total	1,097,516	6,316,111
Ali Pervaiz
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	427,500	855,000
Bonus Severance	163,984	598,500
Outplacement Assistance Payment	10,395	10,395
COBRA Premium Reimbursement	35,714	35,714
Health Coverage Taxable Payment	—	35,714
Options Acceleration	—	51,792
Stock Award Acceleration	—	992,837
Termination Notice Replacement Payment	35,137	—
Total	672,731	2,579,953

Sandeep Chalke
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	459,000	918,000
Bonus Severance	257,895	688,500
Outplacement Assistance Payment	10,395	10,395
COBRA Premium Reimbursement	18,141	18,141
Health Coverage Taxable Payment	—	18,141
Options Acceleration	—	673,321
Stock Award Acceleration	—	1,567,237
Termination Notice Replacement Payment	37,726	—
Total	783,157	3,893,735
Jesse Chew
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	457,600	915,200
Bonus Severance	156,352	549,120
Outplacement Assistance Payment	10,395	10,395
COBRA Premium Reimbursement	—	—
Health Coverage Taxable Payment	—	—
Options Acceleration	—	12,950
Stock Award Acceleration	—	1,066,385
Termination Notice Replacement Payment	37,611	—
Total	661,958	2,554,050
Michael Hoge
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	400,400	800,800
Bonus Severance	131,350	480,480
Outplacement Assistance Payment	10,395	10,395
COBRA Premium Reimbursement	17,358	17,358
Health Coverage Taxable Payment	—	17,358
Options Acceleration	—	41,826
Stock Award Acceleration	—	1,188,747
Termination Notice Replacement Payment	32,910	—
Total	592,413	2,556,964

CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Ms. Winter, our CEO during fiscal 2023, and the median of the annual total compensation of all our employees (other than Ms. Winter). For our last completed fiscal year, which ended June 30, 2023:
•
The median of the annual total compensation of all employees of the Company (including our consolidated subsidiaries) other than Ms. Winter was $113,930. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and reflects, among other things, salary and cash bonus earned during the fiscal year ended June 30, 2023.

•	Ms Winter’s annual total compensation for the fiscal year ended June 30, 2023, as reported in the Fiscal 2023 Summary Compensation Table included in this Proxy Statement, was $2,635,689.
•	Based on the above, for fiscal 2023, the ratio of Ms. Winter’s annual total compensation to the median of the annual total compensation of all our employees was approximately 23 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology we used to calculate the pay ratio is described below.
•
We determined the median of the annual total compensation of our employees as of June 30, 2023 at which time we (including our consolidated subsidiaries) had approximately 1,024 full-time and part-time employees, approximately 612 of whom were U.S. employees, and approximately 411 of who were employees located outside of the United States. In considering our work force outside of the United States, and as permitted by the SEC’s de minimis exemption, we excluded from this pool employees located in certain non-U.S. jurisdictions for ease of data gathering. Specifically, we excluded all employees located in the United Arab Emirates (two employees), Greece (one employee), Taiwan (one employee), Poland (one employee), Thailand (one employee), Malaysia (one employee), Lebanon (two employees), the Philippines (two employees), Canada (five employees), Brazil (four employees), Belgium (three employees), Mexico (two employees), the Russian Federation (two employees), Singapore (two employees), and Spain (nine employees) from the pool of employees used to identify our median employee. The aggregate number of employees we excluded, 38 employees, equals approximately 3.7% of our global employee population as of June 30, 2023. Excluding these employees resulted in the reduction of our employee pool to 986 employees (including approximately 612 and 374 U.S. and non-U.S. employees, respectively).

•
We then compared the sum of (i) the annual base salary of each of these employees for fiscal 2023, plus (ii) the total cash incentive bonus or commission, as applicable, earned by each of these employees for fiscal 2023 based on such annual base salary and funding of the bonus pool at 55%. Compensation paid in foreign currency was converted to U.S. dollars using the average exchange rate as of June 30, 2023 for all currencies. In determining the median total compensation of all employees, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S. Adjustments were made to annualize the compensation of permanent employees who were not employed by us for the entire year.

•
Our determination of the median employee yielded two median employees with the same median total compensation. After identifying these median employees, we determined such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and, in order to utilize a more conservative approach and yield a higher pay ratio, selected the employee with the lower annual total compensation. This resulted in the median annual total compensation disclosed above. With respect to Ms. Winter’s annual total compensation, we used the amount reported in the “Total” column of our Fiscal 2023 Summary Compensation Table.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2021, 2022 and 2023. For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the section entitled “Compensation Discussion and Analysis.”

Fiscal Year(1)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment based on:		Net Income (Loss)(8) ($)	Revenue(9) ($)
					Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)
2023	2,635,689	2,624,161	1,141,490	1,914,634	94	175	(9.280 million)	447.6 million
2022	3,977,111	1,623,917	1,147,005	(33,851)	48	166	(5.347 million)	429.9 million
2021	4,107,998	4,083,231	1,349,527	2,111,614	110	160	(6.311 million)	396.3 million

(1)	The Company’s NEOs, including its PEO for the applicable years, were as follows:
2023: Suzanne Winter (PEO); Ali Pervaiz; Sandeep Chalke; Jesse Chew; and Michael Hoge.
2022: Joshua Levine (PEO); Suzanne Winter; Ali Pervaiz; Brandy Green; Shig Hamamatsu; Jesse Chew; and Michael Hoge.
2021: Joshua Levine (PEO); Shig Hamamatsu; Suzanne Winter; Jesse Chew; and Patrick Spine.
(2)	The dollar amounts reported are the total compensation reported our PEO (as specified in Footnote 1 above) for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)	Compensation actually paid to our PEO for the respective fiscal years reported is calculated as follows:

	2023 ($)	2022 ($)	2021 ($)
Total compensation reported in Summary Compensation Table	2,635,689	3,977,111	4,107,998
Less: Grant date fair value of equity awarded in current year(a)	1,614,170	2,500,000	2,499,525
Plus:
Fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	787,400	981,964	1,360,536
Change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years(c)	723,795	(1,543,188)	1,918,665
Vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	91,447	708,030	316,097
Earnings paid on unvested awards for dividends or other earnings	—	—	—
Less: Fair value as of June 30th of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	—	—	1,120,540
Compensation Actually Paid to PEO	2,624,161	1,623,917	4,083,231

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year, of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our PEO did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(4)
The dollar amounts reported are average of the total compensation reported our non-PEO NEOs for the respective fiscal year (as specified in Footnote 1 above) in the “Total” column of the Summary Compensation Table.

(5)	Compensation actually paid on average to our non-PEO NEOs (as specified in Footnote 1 above) for the respective fiscal years reported is calculated as follows:

	2023 ($)	2022 ($)	2021 ($)
Average total compensation reported in Summary Compensation Table	1,141,490	1,147,005	1,349,527
Less: Average grant date fair value of equity awarded in current year(a)	494,337	602,005	649,887
Plus:
Average fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	816,560	336,547	670,624
Average change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years(c)	369,474	(425,780)	636,358
Average vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—
Average change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	81,447	2,398	114,508
Earnings paid on unvested awards for dividends or other earnings	—	—	—
Less: Fair value as of June 30th of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	—	492,016	9,516
Average Compensation Actually Paid to Non-PEO NEOs	1,914,634	(33,851)	2,111,614

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our non-PEO NEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(6)	As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the Company over the applicable measurement period.
(7)
As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the S&P Healthcare Index (which is the peer group we used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023) over the applicable measurement period.

(8)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(9)	The dollar amounts reported represent the amount of total revenue reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table
The graphs that follow present the relationships between: (i) “Compensation Actually Paid” (or “CAP”) and total shareholder return (or “TSR”), (ii) CAP and net income, and (iii) CAP and revenue, as disclosed in the table above.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our Company Bonus Plan and long-term equity incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Revenue
•	Orders (net of cancellations)
•	Adjusted EBITDA
See the “Compensation Discussion and Analysis” section for more information regarding how these financial performance measures are used in our executive compensation program.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table for Fiscal 2023
The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2023:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Dávila(2)	70,000	121,063	191,063
James M. Hindman	77,806	121,063	198,868
Beverly A. Huss	72,500	121,063	193,563
Anne B. Le Grand	67,806	121,063	188,868
Robert C. Kill(3)	9,354	125,000	134,354
Mika Nishimura	59,457	121,063	180,519
Richard Pettingill(4)	38,213	—	38,213
Byron C. Scott	65,000	121,063	186,063
Joseph E. Whitters	124,457	121,063	245,519
(1)
Unless otherwise described in the footnotes below, the amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2023, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 7, 2023 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. None of our directors had any options outstanding as of June 30, 2023. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2023, as well as RSU awards held by them at the end of fiscal 2023:

Name	Grant Date	RSU Awards Granted during fiscal 2023	Outstanding RSU Awards at June 30, 2023
Elizabeth Dávila	11/30/22	59,055	—
James M. Hindman	11/30/22	59,055	59,055
Beverly A. Huss	11/30/22	59,055	59,055
Anne B. Le Grand	11/30/22	59,055	59,055
Mika Nishimura	11/30/22	59,055	59,055
Robert C. Kill	1/31/23	49,603*	49,603
Richard Pettingill	11/30/22	—	31,185
Byron C. Scott	11/30/22	59,055	59,055
Joseph E. Whitters	11/30/22	59,055	59,055
*
Represents the initial award granted to Mr. Kill in connection with his appointment to our Board, prorated for the number of months Mr. Kill served on our Board prior to November 10, 2022, the date of our 2022 Annual Meeting of Stockholders. Such award will vest in full on November 9, 2023.

(2)	Ms. Dávila resigned from our Board effective April 30, 2023. Given her retirement, vesting on her stock awards were accelerated and valued on her retirement date in accordance with FASB ASC Topic 718.
(3)	Mr. Kill joined our Board effective January 30, 2023.
(4)	Mr. Pettingill resigned from our Board effective November 10, 2022.

Cash Compensation
Each non-employee director, other than the Chairperson of our Board, receives an annual cash retainer of $52,500, paid quarterly. The Chairperson of our Board receives an annual cash retainer of $112,500, paid quarterly. The additional annual cash retainer for non-employee directors who serve on the standing committees of our Board and the additional annual retainer for serving as the chairperson of such committee are set forth in the table below:
Committee	Chairperson retainer	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Science & Technology Committee	$10,000	$5,000
The annual retainers set forth above apply regardless of the number of meetings and no additional fees are paid for additional meetings in excess of the regularly scheduled meetings.
In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board and committees of our Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.
Equity Compensation
Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2022, each of our non-employee directors receives an annual RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such RSU awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In accordance with these guidelines, on November 30, 2022, each then-current non-employee director was granted an RSU award covering 59,055 shares of our common stock under the 2016 Equity Incentive Plan, with a vesting commencement date of November 10, 2022. In calculating the number of shares for the annual RSU awards, the Board approved a deviation to the guidelines and such shares were calculated by dividing $150,000 by the 30-day trailing average stock price on or about the date such deviation was approved. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.
Our Board revised the equity compensation for newly elected non-employee directors in November 2017 such that upon initial appointment to our Board, a non-employee director will receive an RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on our Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.
No additional stock options or RSU awards are provided for committee membership or for serving as the chairperson of a committee.
Stock Ownership Guidelines
Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least three times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. We expect each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of June 30, 2023 certain information regarding our equity compensation plans.
	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	12,200,846(2)	$3.59	7,408,979(4)
Equity compensation plans not approved by security holders	1,608,307(3)	$2.72	—
Total	13,809,153	$3.40	7,408,979
(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)
Includes 4,259,906 shares subject to outstanding stock options, 4,943,527 shares subject to outstanding RSU awards, and 2,997,413 shares subject to outstanding performance-based awards (at the maximum amount of shares issuable under such awards), all under our 2016 Equity Incentive Plan Payout of PSUs is contingent on the Company reaching certain levels of performance during the relevant performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

(3)
Includes 1,220,538 shares subject to outstanding stock options and 387,769 shares subject to outstanding RSU awards under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Suzanne Winter; (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Michael Hoge; (iii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Jim Dennison; and (iv) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Sandeep Chalke.

(4)
Includes 2,478,214 shares available for future issuance under the 2016 Equity Incentive Plan and 4,930,765 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of August 31, 2023 by:
•	each of our NEOs;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of August 31, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1240 Deming Way, Madison, WI 53717

This table lists applicable percentage ownership based on 96,590,033 shares of common stock outstanding as of August 31, 2023
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Archon Capital Management LLC(1) 110 19th Avenue E Seattle, WA 98112	6,104,738	6.3%
Neuberger Berman Group LLC and affiliates(2) 1290 Avenue of the Americas New York, NY 10104	5,229,865	5.4%

Named Executive Officers and Directors
Suzanne Winter(3)	988,918	*
Ali Pervaiz(4)	125,831	*
Sandeep Chalke(5)	226,415	*
Jesse Chew(6)	530,456	*
Michael Hoge(7)	440,362	*
Joseph E. Whitters(8)	345,395	*
Robert C. Kill(9)	100,000	*
James M. Hindman(10)	122,543	*
Beverly A. Huss(11)	117,968	*
Anne B. Le Grand(12)	87,238	*
Mika Nishimura(13)	40,398	*
Byron C. Scott(14)	49,939	*
All current executive officers and directors as a group (13 persons)(15)	3,729,227	3.78%
*	Less than 1%.
(1)
Based solely upon a Schedule 13G filed with the SEC on February 13, 2023 reporting beneficial ownership as of December 31, 2022, Archon Capital Management LLC has shared power to vote and dispose all shares beneficially owned. All shares beneficially owned by Archon Capital Management LLC are owned by advisory clients of Archon Capital Management LLC, none of which individually own more than 5% of the class. Archon Capital Management LLC is the relevant entity for which Constantinos Christofilis may be considered a control person.

(2)
Based solely upon a Schedule 13G/A filed with the SEC on February 10, 2023 reporting beneficial ownership as of December 31, 2021, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC has shared voting power over 4,078,159 of these shares and shared dispositive power over 5,229,865 of these shares. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Other than named herein, no one client has an interest of more than 5% of the issuer. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the holdings referenced herein. In addition, the share amounts also includes shares from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over these shares. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC and Neuberger Berman Investment Advisers LLC, are also aggregated to comprise the holdings referenced herein.

(3)
Amount shown includes (i) 290,629 shares of our common stock held of record by Ms. Winter, (ii) 562,345 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023, and (iii) 135,944 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

(4)
Amount shown includes (i) 102,583 shares of our common stock held of record by Mr. Pervaiz, (ii) 13,228 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023, and (iii) 10,020 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

(5)
Amount shown includes (i) 42,199 shares of our common stock held of record by Mr. Chalke and (ii) 171,958 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023.

(6)
Amount shown includes (i) 103,083 shares of our common stock held of record by Mr. Chew, (ii) 402,057 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023, and (iii) 25,316 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

(7)
Amount shown includes (i) 99,381 shares of our common stock held of record by Mr. Hoge, (ii) 315,665 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023, and (iii) 25,316 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

(8)	Amount shown includes 345,395 shares of our common stock held of record by Mr. Whitters.
(9)	Amount shown includes 100,000 shares of our common stock held of record by Mr. Kill.
(10)	Amount shown includes 122,543 shares of our common stock held of record by Mr. Hindman.
(11)	Amount shown includes 117,968 shares of our common stock held of record by Ms. Huss.
(12)	Amount shown includes 87,238 shares of our common stock held of record by Ms. Le Grand.
(13)	Amount shown includes 40,398 shares of our common stock held of record by Ms. Nishimura.
(14)	Amount shown includes 49,939 shares of our common stock held of record by Dr. Scott.
(15)
Amount shown includes (i) 1,610,423 shares of our common stock held of record, (ii) 1,903,221 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2023, and (iii) 215,583 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.
Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2023, all Section 16(a) reports were timely filed except for (i) a late Form 4 for Robert C. Kill filed on February 7, 2023 covering one transaction, (ii) late Forms 4 for Sandeep Chalke, Jesse Chew, Michael Hoge, Ali Pervaiz, Patrick Spine and Suzanne Winter filed on December 7, 2022 covering two transactions and (iii) late Forms 4 for Elizabeth Davila, James M. Hindman, Beverly A. Huss, Anne B. Le Grand, Mika Nishimura, Byron C. Scott and Joseph E. Whitters filed on December 7, 2022, covering one transaction.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Independence
Our Board currently consists of eight directors. Other than Suzanne Winter, our President and Chief Executive Officer (“CEO”), our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in our Board’s oversight of management and to allow our CEO to focus on managing the day-to-day responsibilities to the Company. Our Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between our Board, our CEO, and other senior management; assisting our Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our Board Chair also helps shape the agenda of Board meetings and ensures that key topics are addressed at the Board level to facilitate the Board’s oversight, including over risk management, Board and committee composition and structure, and the longer-term strategy of the Company. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders. Our CEO serves as a member of our Board, and the remaining board members, including Joseph E. Whitters, our current Chairperson of our Board, are independent.
The Corporate Governance Guidelines provide that in determining whether a single individual or two individuals should fill these roles, our Board should consider factors that include, but are not limited to, the size of the Company’s business, the composition of our Board, the current director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event our Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of our Board is otherwise not independent, then the Corporate Governance Guidelines provide that our Board shall appoint a Lead Independent Director who shall lead executive sessions.
Majority Voting
Our Bylaws provide for a majority voting standard (i.e., votes “for” must exceed votes “against”) in the election of directors in uncontested elections.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Board Oversight of Risk
Our Board, as a whole and through the Audit Committee, oversees the Company’s risk management process, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our short and long-term business strategy, our Board assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.
Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our CEO and other members of the executive team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate. Oversight of human capital management is an important role of our Board. Management updates our Board periodically on our human capital management initiatives and progress. In addition, cybersecurity is a critical part of risk management at the Company. Management regularly engages with our full Board and our Audit Committee on the Company’s cybersecurity program and its related priorities and controls. In addition, management regularly engages with our Science and Technology Committee related to product cybersecurity.
While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as described below and the respective committee chairs advise our Board of any significant risks and management’s response via periodic committee reports to the full Board.
Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors
Strategic, financial, business and operational, legal and regulatory, compliance, reputational and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters; compliance with securities laws and other legal and regulatory requirements; cybersecurity and other information technology risks, controls and procedures. Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management. Receives regular reports from management on key cybersecurity issues, including related priorities and controls.

Compensation Committee
Risks and exposures associated with leadership assessment, retention and succession; human capital management matters; executive compensation programs and arrangements, including incentive and equity plan structures and practices; and our compensation philosophy and practices.

Nominating and Corporate Governance Committee
Risks and exposures associated with board organization, membership and structure; director and executive succession planning; environmental, social, corporate governance (ESG) and corporate social responsibility matters; and overall board and committee effectiveness.

Science and Technology Committee	Risks and exposures related to areas affecting research and development and product cybersecurity; and regulatory requirements and actions.
In addition, while our Board oversees risk management and has delegated a portion of its responsibility to its committees, the Company’s management is charged with managing risk on a day-to-day basis. Management has reporting processes that are designed to provide visibility to our Board regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with our Board. As part of our overall risk management process, we conduct an enterprise risk assessment on an annual basis through the enterprise risk management committee chaired by our Chief Legal Officer, which is shared and discussed with our Audit Committee and reported to our Board. Other processes include quarterly management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program. In addition, our Audit Committee’s responsibilities related to oversight of the Company’s risk management framework and programs include a routine evaluation of the processes, as well as discussions with key management to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation.
The results of the compensation risk assessment described below under “Compensation Risk Consideration” is reported back to our full Board.

Board Diversity
The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company met the diversity objectives of Nasdaq Rule 5605(f) as of September 29, 2023.
Board Diversity Matrix (as of September 29, 2023)
Board Size:
Total Number of Directors	8
	Female	Male
Gender Identity:
Directors	4	4
Demographic Background:
African American or Black	—	1
Asian	1	—
White	3	3
Skills and Strengths
We believe that our directors possess significant strengths and skills, as highlighted in their biographies. Below is a description of the considerations related to the skills and strengths highlighted in our Skills and Experience Matrix.
Healthcare Industry	• Relevant experience in the healthcare sector • Experience working as a medical doctor or other healthcare professional
Science & Technology
• Current or former role in the science or technology sector, including on the board of a technology company, or experience implementing business technology strategies, as well as an understanding of emerging technology trends
• Expertise in software, artificial intelligence, robotics, or cybersecurity

Global
• Current or former executive or advisory role in a global enterprise and understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks
• Other relevant knowledge of or experience conducting business or operations in the global markets in which we operate, and a broad perspective on global market opportunities

Capital Equipment	• Board or leadership position at a capital equipment company • Experience with capital equipment manufacturing
Senior Leadership / CEO	• Relevant senior leadership or Chief Executive Officer experience at a public company
Finance & Accounting
• Current or former role in auditing or accounting, including experience as a Chief Financial Officer or Chief Accounting Officer of a publicly traded, life sciences or high technology company
• Experience with public company compliance and reporting requirements, financial systems and controls, complex revenue recognition processes, and financial risk management
• Prior education in the area of finance and accounting
• Prior experience on an audit committee of a public company

Meetings Attended by Directors
Our Board held a total of 6 meetings and acted by unanimous written consent five times during our fiscal year ended June 30, 2023. During fiscal 2023, all of our directors attended at least 75% of the aggregate of (i) the total number of meetings held by our Board during the period for which he or she has been a director and (ii) the total number of meetings held by all of the committee(s) of our Board on which he or she served during the period for which he or she was a director.
The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate. The Chairperson of our Board, who is independent, generally chairs each meeting.
Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All of our then-current directors attended our 2023 Annual Meeting of Stockholders.
Committees of the Board
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee.
The current membership of each of the four standing committees of our Board, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2023, is set forth below.
Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Joseph E. Whitters	Member		Member
James M. Hindman(1)	Chairperson		Member
Beverly A. Huss		Chairperson		Member
Robert C. Kill(2)		Member
Anne B. Le Grand(3)	Member			Chairperson
Mika Nishimura			Chairperson
Byron C. Scott		Member		Member
Number of meetings	9	5	4	4
Number of actions by written consent	3	None	1	None
(1)	James M. Hindman was appointed to the Nominating and Corporate Governance Committee in March 2023.
(2)	Robert C. Kill joined our Board in January 2023. Mr. Kill was appointed to the Compensation Committee in March 2023.
(3)	Anne B. Le Grand was appointed to the Audit Committee in March 2023 and resigned from the Nominating and Corporate Governance Committee on the same date.
Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance and tenure; determines the engagement of the independent auditors; reviews and discusses with management the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the audited annual financial statements and the quarterly financial statements; discusses the Company’s earnings releases with management; approves the retention of the independent auditor to render non-audit services; monitors the rotation of partners of the independent auditors as required by law; discusses with the independent auditor our critical accounting policies and practices used in the audit; reviews and discusses with management and the independent auditor, the Company’s internal controls; oversees our internal audit function; reviews the Company’s cybersecurity and other information technology risks, controls and procedures as well as cybersecurity issues that could affect the adequacy of the Company's internal controls; and annually reviews the Audit Committee charter and the Audit Committee’s performance.
The members of the Audit Committee are Ms. Le Grand, who joined the committee in March 2023, Mr. Whitters, and Mr. Hindman, the chairperson of the committee. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and the Nasdaq Listing Rules applicable to Audit Committees. All members of the Audit Committee meet the requirements for financial literacy under the Nasdaq Listing Rules. Our Board has determined that each of Messrs. Hindman and Whitters is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules. Our Audit Committee operates under a written charter that was adopted by our Board. A copy of the Audit Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board and each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our Board concerning governance matters and for overseeing the performance evaluations of the members of our Board.
The members of the Nominating and Corporate Governance Committee are Ms. Nishimura, the chairperson of the committee, Mr. Whitters and Mr. Hindman. Each of the members of the Nominating and Corporate Governance Committee is independent under the Nasdaq Listing Rules. Our Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board. A copy of the Nominating and Corporate Governance Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Committee
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews our compensation philosophy, reviews and approves corporate and individual goals and objectives relating to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and approves the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of our Board) based on such evaluations. The Compensation Committee also manages, reviews and approves the grant of stock options and other equity awards under our stock plans (other than awards granted to the non-employee members of our Board, which are granted by the entire Board).
The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of our Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or the non-employee members of our Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. The Compensation Committee has delegated to a committee consisting of our CEO, CFO and Chief Administrative Officer (the “management committee”), the authority to grant routine stock options and other awards under our stock plans, within guidelines determined by the Compensation Committee, to newly hired employees and employees for the purpose of promotion or special recognition (other than awards granted to employees who report directly to our CEO). The Compensation Committee has made corresponding delegations of authority to the management committee under our 2016 Equity Incentive Plan.
The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of our Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.
The members of the Compensation Committee are Ms. Huss, the chairperson of the committee, Mr. Kill and Dr. Scott. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC and Nasdaq applicable to Compensation Committee members, and is a non-employee director under Rule 16b-3 of the Exchange Act. Our Compensation Committee operates under a written charter that was adopted by our Board. A copy of the Compensation Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.

Science and Technology Committee
The Science and Technology Committee was formed by our Board to provide oversight of the ongoing scientific and technological innovation activities of the Company and the Company’s strategy to comply with regulatory requirements. The Science and Technology Committee reviews the overall strategy of the Company’s research and development activities, assists the Board in staying abreast of new science and technology trends, assists the Audit Committee with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development and product cybersecurity, reviews the Company’s strategy to comply with regulatory trends in the industry and reviews the performance of the Company’s quality management system and other topics.
The members of the Science and Technology Committee are Ms. Le Grand, the chairperson of the committee, Dr. Scott and Ms. Huss. Each of the members of the Science and Technology Committee is independent under the Nasdaq Listing Rules. Our Science and Technology Committee operates under a written charter that was adopted by our Board. A copy of the Science and Technology Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Risk Considerations
At the direction of the Compensation Committee, Exequity, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles for fiscal 2023. Exequity presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, the Compensation Committee considered our pay mix, our base salaries and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements and other internal business and operational approval processes.
The Compensation Committee believes that the design of our executive compensation program as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the annual total compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.
The results of the foregoing compensation risk assessment are reported to our full Board by the Compensation Committee.
Consideration of Director Nominees
Stockholder Nominations and Recommendations. The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.
Director Qualifications. The Nominating and Corporate Governance Committee believes that the members of our Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may consider any applicable rules or legislation and the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.
Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The Nominating and Corporate Governance Committee has paid fees to professional search firms for such assistance, including Joseph E. Whitters, James M. Hindman, Anne B. Le Grand, and Byron C. Scott, who joined our Board in July 2018, September 2019, July 2020, and February 2021, respectively. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and our Board should see that our Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare and age diversity. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of Board composition as part of our Board’s annual self-assessment process. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.
Hedging and Pledging Transactions
Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.
Code of Conduct and Ethics
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees, as well as our agents, distributors and contractors. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2023 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. None of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

Stockholder Communications
We have established a process by which stockholders and other stakeholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders and other stakeholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1240 Deming Way, Madison, WI 53717 or by sending an e-mail to stockholdercommunications@accuray.com. The non-executive chair or lead independent director shall facilitate the review and response to such communications and shall inform, as necessary, such committee of our Board or independent director, as the case may be.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of August 31, 2023:
Name	Age	Position(s)
Suzanne Winter	60	President, Chief Executive Officer and Director
Ali Pervaiz	43	Senior Vice President, Chief Financial Officer
Sandeep Chalke	57	Senior Vice President, Chief Commercial Officer
Jesse Chew	42	Senior Vice President, Chief Legal Officer and Corporate Secretary
Patrick Spine	52	Senior Vice President, Chief Administrative Officer
Michael Hoge	56	Senior Vice President, Global Operations
Further information with respect to Ms. Winter, our President and CEO, is provided above under “Proposal One—Election of Directors.”
Ali Pervaiz has served as our Senior Vice President, Chief Financial Officer since May 2022. Previously, Mr. Pervaiz served as our Vice President, Global Commercial Operations from August 2020 through May 2022. Prior to joining the Company, Mr. Pervaiz was with GE Healthcare, a global medical technology, pharmaceutical diagnostics, and digital solutions innovator and subsidiary of General Electric Company, for over 15 years in senior financial and operating leadership roles, most recently as Executive – Margin Growth PMO Leader focused on Margin Expansion for the Global Imaging business from September 2018 to January 2020 and Executive – Advance Leader focused on Commercial Strategy & Finance Transformation from January 2017 to September 2018. During his tenure at GE Healthcare, Mr. Pervaiz, who was selected for and graduated from the Corporate Audit Staff program, also previously held business unit Chief Financial Officer roles at GE Healthcare for the US Commercial Diagnostic Imaging Equipment and US Commercial Life Support Solutions businesses. Mr. Pervaiz holds an M.B.A. from the University of Chicago Booth School of Business with focus on finance and operations, an M.S. in healthcare technologies management from the Medical College of Wisconsin and a B.S. from Marquette University.
Sandeep Chalke has served as our Senior Vice President, Chief Commercial Officer since May 2022. Prior to joining the Company, Mr. Chalke served as President, Asia-Pacific and Latin America regions at Vyaire Medical, Inc., a private global respiratory care manufacturer, from April 2020 to May 2022. Prior to that, he was Vice President of the Diabetes Group in Asian Pactic for Medtronic plc, a medical device company, from February 2017 to July 2019. From May 2015 to January 2017, Mr. Chalke served as Vice President, Advanced Wound Dressing at Acelity L.P, a private medical device company. Mr. Chalke started his career at General Electric Company, a public high tech industrial company, where he served in many leadership positions, including at GE Healthcare. Mr. Chalke holds an M.B.A. from the University of Leicester and a Medical Electronics degree from the University of Mumbai.
Jesse Chew has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since April 2023 and our Senior Vice President, General Counsel and Corporate Secretary from October 2018 to March 2023. Previously, Mr. Chew served as our Vice President, Associate General Counsel as well as our Interim General Counsel and Corporate Secretary from July 2018 to October 2018, Senior Corporate Counsel from July 2017 to July 2018 and Corporate Counsel from January 2014 to June 2017. Prior to joining the Company, Mr. Chew was an associate at the law firm Wilson Sonsini Goodrich and Rosati, P.C. Mr. Chew holds a B.A. in English and Political Science from the University of California, Davis and a J.D. from the University of Southern California.
Patrick Spine has served as our Senior Vice President, Chief Administrative Officer since October 2018. Previously, Mr. Spine served as our Senior Vice President, Human Resources from April 2018 to October 2018. Prior to joining the Company, Mr. Spine held multiple human resources leadership positions, including Vice President of Human Resources at PRA Health Sciences, Inc., a global contract research organization, from May 2012 to April 2018 and Director of Human Resources at HOSPIRA, Inc., a specialty pharmaceutical and medication delivery company, from August 2010 to May 2012. Prior to that, Mr. Spine held various HR-leadership positions at Eaton Corporation plc, a power management company, from June 2005 to July 2010. Mr. Spine holds a B.S. in Business Administration, major in Human Resources, from Robert Morris University and a M.S. in Human Resources Management from LaRoche College.

Michael Hoge has served as our Senior Vice President, Global Operations since March 2020. Previously, from June 1998 to March 2020, Mr. Hoge served in various executive leadership roles of increasing responsibility with GE Healthcare, most recently as its General Manager, Vice President of Manufacturing Operations, Global Imaging. Earlier in his career, Mr. Hoge worked in various engineering roles at Generac Power Systems, Inc. and Caterpillar Inc. Mr. Hoge holds a Bachelor’s Degree in Mechanical Engineering from University of Wisconsin, Madison and an M.B.A. from Marquette University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Compensation of Non Employee Directors” and “Executive Compensation,” there have not been any transactions or series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties
Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or other independent committee of the Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1240 Deming Way, Madison, Wisconsin 53717, Attention: Corporate Secretary, telephone: 608-824-2800.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2024, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than 5:00 p.m., Central Time, on June 1, 2024. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting of stockholders. Therefore, to be presented at our 2024 Annual Meeting of stockholders, such a proposal must be received by us on not earlier than 8:00 a.m., Central Time, on June 1, 2024 but no later than 5:00 p.m., Central Time, on July 1, 2024. If, however, the date of the Annual Meeting is more than 25 days earlier or more than

25 days later than such anniversary date, the Corporate Secretary must receive the notice not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.
Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2024 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation.
If a stockholder desires to nominate a candidate for election of our Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than 8:00 a.m., Central Time, on June 1, 2024 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than 5:00 p.m., Central Time, on July 1, 2024 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on our Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders. In addition, the notice of nomination must comply with Rule 14a-19 under the Exchange Act. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.
THE BOARD OF DIRECTORS

Madison, Wisconsin
September 29, 2023

Appendix A
ACCURAY INCORPORATED

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
(As amended and restated, subject to, and contingent upon, stockholder approval at the
2023 annual meeting of the Company’s stockholders
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the Board of Directors of the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.
(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.
(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).
(o) “Director” means a member of the Board.
(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.
(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(u) “Fiscal Year” means the fiscal year of the Company.
(v) “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.
(w) “GAAP” means U.S. generally accepted accounting principles.
(x) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa) “Option” means a stock option granted pursuant to the Plan.
(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd) “Participant” means the holder of an outstanding Award.
(ee) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.
(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(jj) “Plan” means this Amended and Restated 2016 Equity Incentive Plan.
(kk) “Restatement Effective Date” means the date that the Company’s stockholders approve this amendment and restatement of the Plan at the 2022 annual meeting of the Company’s stockholders.
(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.
(rr) “Service Provider” means an Employee, Director or Consultant.
(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(tt) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(uu) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 27,420,000 Shares, plus (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “Existing Plan”), as of November 17, 2016 and any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Existing Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from the Existing Plan equal to 10,084,101. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Full Value Awards. Any Shares subject to Full Value Awards granted before the Restatement Effective Date (each, a “Pre-Restatement Full Value Award”) were counted against the numerical limits of Section 3(a) as 1.71 Shares for every 1 Share subject thereto. Further, if Shares subject to any Pre-Restatement Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.71 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan. For any Full Value Award granted on or after the Restatement Effective Date (each, a “Post-Restatement Full Value Award”), (i) any Shares subject to Post-Restatement Full Value Awards will be counted against the numerical limits of Section 3(a) as 1.38 Shares for every 1 Share subject thereto, and (ii) if Shares subject to any Post-Restatement Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.38 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.
(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).
(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Sections 5(d) and 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);
(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5. Award Limitations.
(a) Annual Awards for Employees and Consultants. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then, subject to Section 15, the limits specified below shall be applicable to Awards issued under the Plan:
(i) Limits on Options. No Employee or Consultant shall receive Options during any Fiscal Year covering in excess of 4,000,000 Shares.
(ii) Limits on Stock Appreciation Rights. No Employee or Consultant shall receive Stock Appreciation Rights during any Fiscal Year covering in excess of 4,000,000 Shares.
(iii) Limits on Restricted Stock. No Employee or Consultant shall receive Awards of Restricted Stock during any Fiscal Year covering in excess of 2,000,000 Shares.
(iv) Limits on Restricted Stock Units. No Employee or Consultant shall receive Restricted Stock Units during any Fiscal Year covering in excess of 2,000,000 Shares.

(v) Limits on Performance Shares. No Employee or Consultant shall receive Performance Shares during any Fiscal Year covering in excess of 2,000,000 Shares.
(vi) Limits on Performance Units. No Employee or Consultant shall receive Performance Units with an aggregate initial value of greater than $10,000,000.
(b) Annual Awards for Outside Directors. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).
(c) Minimum Vesting Requirements.
(i) General. Except as specified in Section 5(c)(ii), Awards will vest no earlier than the one (1)-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
(ii) Exception. Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5(c)(i) if the Shares subject to such Awards would not result in more than five percent (5%) of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). Any Awards that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Awards that do not satisfy the minimum vesting requirements set forth in Section 5(c)(i) and to the discretionary vesting acceleration of Awards as specified in this Section 5(c)(ii).
(d) No Exchange Program. The Administrator may not implement an Exchange Program.
(e) Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 5(e) shall preclude the Administrator from exercising its powers and authority under Section 15.
6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7. Stock Options.
(a) Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a)(i), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.
(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The

Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.
(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, and subject to Section 5(e) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.
(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9. Restricted Stock Units.
(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.
(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.
(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.
(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).
10. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof. If and until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to any Stock Appreciation Rights, notwithstanding the exercise of the Stock Appreciation Rights.
11. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

12. Performance-Based Compensation Under Code Section 162(m).
(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.
(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Transferability of Awards.
(a) General. Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.
15. Adjustments; Dissolution or Liquidation; Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Sections 3 and 5(a) of the Plan.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control. Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for in a merger or Change in Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.
16. Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
17. Forfeiture Events.
(a) Generally. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). In the absence of a Clawback Policy, each Award shall be subject to Section 17(b). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or Section 17(b) or as necessary or appropriate to comply with Applicable Laws.
(b) Forfeiture Provisions Applicable in the Absence of a Clawback Policy. The following provisions shall apply while a Clawback Policy is not in effect:
(i) Recoupment in the Event of a Restatement of Financial Results. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to restate its financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to such restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the employee that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. Any such action by the Board would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
(ii) Recoupment in the Event of a Material Reduction in Publicly Disclosed Backlog. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to make a Material Reduction of its publicly-disclosed backlog figures, the Board will review the conduct of executive officers in relation to the determination and publication of backlog figures and their subsequent Material Reduction. If the Board determines that an executive officer has engaged in knowing or reckless misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents, and Contractors, and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly-disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the Materially Reduced backlog figures, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. “Material Reduction” shall mean a Reduction of at least 15% of the total backlog publicly reported by the Company in the preceding quarter. By “Reduction,” this provision is intended to relate to system sales which are included in publicly-disclosed backlog but are then removed due to the cancellation of the transaction. Removals from backlog due to the fact that a system sale shipped and was recognized as revenue or where a system is removed from backlog due to it being in backlog longer than the time provided for by the Company’s backlog criteria shall not count as a “Reduction.” Any action taken by the Board pursuant to this provision would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19. Grant Date. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from August 24, 2016, unless terminated earlier under Section 21 of the Plan.
21. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
24. Stockholder Approval. This amendment and restatement of the Plan is subject to, and contingent upon, stockholder approval at the 2023 annual meeting of the Company’s stockholders. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

ACCURAY

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1240 DEMING WAY
MADISON, WI 53717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARAY2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22824-P96789 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Beverly A. Huss	☐	☐	☐
1b. Mika Nishimura	☐	☐	☐
1c. Byron C. Scott	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To approve an amendment to our 2016 Equity Incentive Plan.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 9, 2023:
The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V22825-P96789

ACCURAY INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 9, 2023 9:00 AM (PST)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Suzanne Winter and Jesse Chew, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 9, 2023, at 9:00 AM (PST), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2023 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 5, AND 1 YEAR FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side